Exhibit 10.11

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK

CAMBRIDGE, MASSACHUSETTS

FROM

400 DISCOVERY PARK, LLC

TO

FOG PHARMACEUTICALS, INC.

APRIL 22, 2019

TABLE OF CONTENTS

Page
SUMMARY OF BASIC TERMS	iv

ARTICLE I	1

ARTICLE II LEASE OF PREMISES	11

Section 2.1 Lease Of The Premises	11
Section 2.2 Common Rights	10
Section 2.3 Parking	11
Section 2.4 Lease Term	12
Section 2.5 Security Deposit	12
Section 2.6 Measurement	13
Section 2.7 Right of First Offer	14
Section 2.8 Lease Amendment	15
ARTICLE III CONDITION OF PREMISES; SIGNS	16

Section 3.1 Base Building Work; Tenant’s Work; Rooftop Equipment	16
Section 3.2 Allowance	18
Section 3.3 Signs	20
Section 3.4 Rooftop Equipment	20
Section 3.5 Use of Union Labor	21
Section 3.6 LEED Certification	22
ARTICLE IV BASE RENT; ADDITIONAL RENT	22

Section 4.1 Base Rent	22
Section 4.2 Certain Additional Rent	23
Section 4.3 Taxes	23
Section 4.4 Insurance Costs	24
Section 4.5 Operating Costs	24
Section 4.6 Tenant’s Utility Costs	24
Section 4.7 Tenant’s Audit Rights	24
ARTICLE V USE OF PREMISES	25

Section 5.1 Permitted Use	25
Section 5.2 Restrictions on Use	25
Section 5.3 Hazardous Materials	26
Section 5.4 Tenant’s Operation of A Vivarium	27
ARTICLE VI LANDLORD’S SERVICES	28

Section 6.1 Landlord’s Services	28
Section 6.2 Extraordinary Use	29
Section 6.3 Interruption; Delay	29
Section 6.4 Additional Services	29
ARTICLE VII	30

Section 7.1 Rent	30
Section 7.2 Utilities	30
Section 7.3 No Waste	30
Section 7.4 Maintenance; Repairs; and Yield-Up; Decommissioning	30
Section 7.5 Alterations by Tenant	31
Section 7.6 Trade Fixtures and Equipment	32
Section 7.7 Compliance with Laws	32
Section 7.8 Contents at Tenant’s Risk	32
Section 7.9 Exoneration, Indemnification, Hold Harmless and Insurance	32
Section 7.10 Landlord’s Access	33
Section 7.11 No Liens	34

Exhibits:
A – 1	Property Description (Project)
A – 2	Property Description (Parcel 400 and Parcel 5
B-1	Survey Showing Parcel Boundaries
B-2	Site Plan Showing Footprint of the Building
C	Premises Floor Plan
D-1	List of Base Building Plans

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D-2 General Description of Tenant’s Work
E	Rules and Regulations
F	Form of Letter of Credit
G	Secretary’s Certificate
H	Certificate of Insurance
I	Electronic Funds Transfer (EFT) Form
J	Intentionally Omitted
K-1	Prohibited Hazardous Materials
K-2	Hazardous Materials Requiring Prior Notice to Landlord
L	Mechanical Penthouse Mezzanine Plan

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SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK,

CAMBRIDGE, MASSACHUSETTS

TO

FOG PHARMACEUTICALS, INC.

DATED AS OF April 22, 2019

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this “Summary of Basic Terms”.

1.	Landlord: 400 Discovery Park, LLC, a Delaware limited liability company.

2.	Tenant: Fog Pharmaceuticals, Inc., a Delaware corporation.

3A.

Premises: The leasable space on the first (1st) through sixth (6th) floors of Tower 400, consisting of an agreed upon 114,490 square feet, as depicted on Exhibit C. subject to measurement pursuant to Section 2.6 below. The Building and the Other Buildings which are currently part of the Project are depicted on Exhibit B-2. In addition, pursuant to Section 3.4 below, Tenant may use portions of the roof of Tower 400 for the installation, use, maintenance, repair and replacement of Rooftop Equipment (as defined below).

3B.

Building: The six-floor building to be constructed by Landlord as part of the Project, consisting of (i) two separate towers to be located on Parcel 400 (“Tower 400”) and Parcel 500 (“Tower 500”) and (ii) a connecting area (the “Connecting Area”) over the Discovery Way 2 “Connection Parcel” which connects Tower 400 and Tower 500, which parcels are shown on Exhibit B-1 and which building is shown on Exhibit B-2 (collectively, the “Building”). The Building shall be deemed to include Tower 400, Tower 500, the Connecting Area, all of which are depicted on Exhibit B-2. and any other improvements existing on or above Parcel 400, Parcel 500 or the Discovery Way 2 “Connection Parcel” from time to time.

3C.

Project: The land described in Exhibit A-1 and depicted on Exhibit B-1 (the “Land”), together with the Building, the Other Buildings and any other improvements now or hereafter thereon, now commonly known as Cambridge Discovery Park, Cambridge, Massachusetts, together with other areas used from time to time for parking for the Buildings. The Land is subject to an Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park, dated December 21, 2009, and filed with the Middlesex County Registry District of the Land Court (the “Land Court”) as Document No. 1522053, and recorded with the Middlesex County Registry of Deeds (the “Registry”) in Book 54081, Page 298; as further amended by First Amendment of Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park, recorded with the Registry on June 9, 2010, in Book 54804, Page 106 and filed with the Land Court as Document No. 1534150, and as further amended by Second Amendment of Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park, dated December 29, 2011, and recorded with the Registry in Book 58222,

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Page 10, and filed with the Land Court as Document No. 1587003; as affected by Second Amendment of Amended and Restated Declaration of Easements, Covenants and Restrictions for Cambridge Discovery Park dated December 29, 2011, recorded with the Registry in Book 58222, Page 15 and filed with the Land Court as Document No. 1587003, as further affected by Third Amendment of Amended and Restated Declaration of Easements, Covenants and Restrictions for Cambridge Discovery Park dated September 30, 2014, recorded with the Registry in Book 64326, Page 507 and filed with the Land Court as Document No.1682362; as affected by a Clarification of Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions dated March 17, 2015, filed with the Land Court as Document No. 1694302 and recorded with the Registry in Book 65074, Page 69, as further affected by a Fourth Amendment of Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park, dated March 17, 2015, filed with the Land Court as Document No. 1694303 and recorded with the Registry in Book 65074, Page 89, as further affected by a Supplemental Declaration of Covenants, Conditions and Restrictions, filed with the Land Court as Document No. 1700551 and recorded with the Registry in Book 65074, Page 130, as further affected by Fifth Amendment to Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park, dated December 21, 2018, and recorded with the Registry in Book 72052, Page 324 (as the same has been and may be hereafter amended from time to time, the “Declaration”). The Project may be expanded and/or contracted in accordance with the terms and provisions of the Declaration.

3D.	Leasable Square Footage of the Premises: 114,490 square feet, subject to remeasurement pursuant to Section 2.6 below.

3E.	Leasable Square Footage of the Building: An agreed upon 283,247 square feet.

3F.

Leasable Square Footage of the Project: An agreed upon 696,150 square feet, consisting of (i) an agreed upon 283,247 square feet in the Building, and (ii) an agreed upon 412,903 square feet in the Other Buildings. The Leasable Square Footage of the Project may change from time to time as additional Other Buildings are constructed.

4A.

Allowance: Landlord shall provide Tenant an allowance for the payment of costs of alterations and improvements to the Premises (the “Allowance”) equal to $185 per square foot multiplied by the Leasable Square Footage of the Premises (estimated to be $21,180,650.00), subject to adjustment pursuant to Section 2.6. in addition, at the written request of Tenant at any time prior to the Commencement Date, Tenant may increase the Allowance in an amount up to $25 per square foot multiplied by the Leasable Square Footage of the Premises (the “Excess Allowance”), subject to adjustment pursuant to Section 2.6; provided, however, that the aggregate amount of any such Excess Allowance requested shall be repaid by Tenant to Landlord by increasing the monthly installments of Base Rent (such additional monthly installments being the “Excess Allowance Base Rent”) by an amount that would fully amortize the Excess Allowance, with interest at the rate of eight and one-half percent (8.5%) per annum (including capitalized interest on the Excess Allowance from disbursement until commencement of amortization), in equal consecutive monthly installments of principal and interest over the Initial Term, commencing on the Commencement Date and irrespective of the portion of Excess Allowance that has then-been disbursed to Tenant. Notwithstanding the foregoing, at the expiration of Tenant’s right to disbursements of the Allowance, (i) Landlord shall calculate the amount of the Excess Allowance that has actually been disbursed to Tenant, and (ii) if the amount of the disbursed Excess Allowance is less than the amount requested by Tenant and being used to calculate the Excess Allowance Base Rent, Landlord shall adjust the Excess Allowance Base Rent over the remainder of the Initial Term such that the amount of the Excess Allowance that has actually been disbursed to Tenant is so fully amortized over the Initial Term pursuant to the provisions above in this paragraph.

4B.	Base Building Work: Landlord shall cause the work described on the Base Building Plans (as defined below) to be performed as provided in Section 3.1(c) (such work, the “Base Building Work”).

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5A.	Target Delivery Date: June 1, 2019, subject to extension for Excusable Delay as provided in this Lease.

5B.	Target Substantial Completion Date: December 31, 2019, subject to extension for Excusable Delay as provided in this Lease.

5C.	Delivery Date: The date on which Partial Completion occurs.

5D.	Substantial Completion Date: The date on which Landlord achieves Substantial Completion of the Base Building Work and tenders delivery of the Premises to Tenant.

5E.

Commencement Date: The earlier to occur of (i) the date that is six (6) months after the Substantial Completion Date, and (ii) the date on which Tenant commences the conduct of its business in the Premises; provided, however, that in the event that the parties are unable to obtain a certificate of occupancy, temporary certificate of occupancy or a final building department sign off for Phase 1 on or before the date that is six (6) months after the Substantial Completion Date (such date to be extended for any Excusable Delay) solely due to the Landlord’s failure to achieve Substantial Completion of the Base Building Work or due to one or more defects in the Base Building Work, the Commencement Date shall be delayed until the earlier of (1) the date on which Landlord has achieved Substantial Completion of the Base Building Work and cured such defects so that a certificate of occupancy, temporary certificate of occupancy or a final building department sign off for Phase 1 can be issued or (2) the date on which Tenant commences the conduct of its business in the Premises.

5F.	Lease Term: From the Commencement Date through the eleventh (11th) Lease Year, subject to extension as provided in Section 2.4(b).

5G.	Extension: Tenant shall have the right to extend the Lease Term for two (2) consecutive terms of five (5) years each in accordance with Section 2.4(b).

6.

Permitted Use: Subject to applicable Legal Requirements, the Premises may be used for general office, research and development, pharmaceutical manufacturing and laboratory purposes only (including a vivarium pursuant to Section 5.4) and uses ancillary thereto and for no other purpose.

7.	Security Deposit: $2,855,094.38 in the form of cash or letter of credit

8.	Tenant’s Parking Allocation: Tenant’s Parking Share of parking spaces in the Parking Garage B, subject to Section 2.3.

9.	Base Rent: Subject to adjustment pursuant to Section 2.6, Base Rent shall be as follows:

Period	Annual Rate	Monthly Rate	PSF Rate
Lease Year 1*	$7,613,585.00	$634,465.42	$66.50
Lease Year 2	$7,803,924.63	$650,327.05	$68.16
Lease Year 3	$7,999,022.74	$666,585.23	$69.87
Lease Year 4	$8,198,998.31	$683,249.86	$71.61
Lease Year 5	$8,403,973.27	$700,331.11	$73.40
Lease Year 6	$8,614,072.60	$717,839.38	$75.24
Lease Year 7	$8,829,424.41	$735,785.37	$77.12
Lease Year 8	$9,050,160.02	$754,180.00	$79.05
Lease Year 9	$9,276,414.02	$773,034.50	$81.02
Lease Year 10	$9,508,324.38	$792,360.37	$83.05
Lease Year 11	$9,746,032.48	$812,169.37	$85.13

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*Notwithstanding the Annual Rate and Monthly Rate for Lease Year 1 stated above, so long as an Event of Default does not then exist, Base Rent during Lease Year 1 shall be abated as follows: during (I) Months 1 through 6 of Lease Year 1, Base Rent shall be paid at the Annual Rate of $2,540,300.00 and a Monthly Rate of $211,691.67, and (ii) Months 7 through 12 of Lease Year 1, Base Rent shall be paid at the Annual Rate of $5,080,600.00 and a Monthly Rate of $423,383.33. The total amount of the Base Rent payable during Lease Year 1 shall be adjusted In the event that the Leasable Square Footage of the Premises is adjusted pursuant to Section 2.6, with such adjustment to be made by increasing or decreasing each payment of Base Rent due during Months 7-12 of Lease Year 1 by a proportionate share of such increase (with the excess, if any, adjusted in the second payment of Base Rent due after the amount of such adjustment is determined). Month 1 shall commence on the Commencement Date; provided, however, that if the Commencement Date is not the first (1st) day of a calendar month, Month 1 shall commence on the first (1st) day of the calendar month commencing after the calendar month in which the Commencement Date occurs, and during such partial calendar month in which the Commencement Date occurs, Tenant shall pay Base Rent at the Annual Rate and Monthly Rate stated above for Lease Year 1 (i.e., $7,613,585.00 and $634,465.42, respectively, but subject to adjustment pursuant to Section 2.6) prorated for the number of days during the Lease Term that occur during such partial month.

Tenant’s obligation to pay Base Rent shall be subject to the Building 100 Rent Credit (as defined in Article XIV below).

The Base Rent during the Extension Terms will be determined in accordance with Section 4.1(b).

10A.

Additional Rent: (a) Tenant’s Project Share of (i) Project Taxes, (ii) Project insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of (i) Building Taxes, (ii) Building Insurance Costs and (iii) Building Operating Costs, (c) Tenant’s Utility Costs, and/or (d) Other Additional Rent.

10B.

Tenant’s Utility Costs: Tenant shall be responsible for the payment of the costs of all utility services provided to the Premises and/or the HVAC equipment and systems exclusively serving the Premises (“Tenant’s Utility Costs”), as provided in Section 4.6.

10C.

Other Additional Rent: Includes all fees, charges (including parking charges), expenses, fines, assessments, interest or other sums payable by Tenant pursuant to this Lease other than (a) Tenant’s Project Share of (i) Project Taxes, (ii) Project Insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of (i) Building Taxes, (ii) Building Insurance Costs and (iii) Building Operating Costs and (c) Tenant’s Utility Costs due under this Lease.

10D.	First Payment: First month’s Base Rent in the amount of $211,691.67, plus the Security Deposit in the amount of $2,855,094.38, shall be paid upon execution of this Lease.

11.	Utilities: Unless separately metered or submetered to the Premises, utilities shall be supplied by Landlord as part of the Operating Costs.

12.

Brokers: Jones Lang LaSalle New England, LLC, having an office at 1 Post Office Square, Boston, MA 02109 (“Landlord’s Broker”), and Colliers International New England LLC, having an office at 160 Federal Street, 11th Floor, Boston, MA 02110, Attn: Evan Gallagher, Senior Vice President, (“Tenant’s Broker”).

13A.	Tenant’s Address For Notices, Telephone Number, E-Mail and Taxpayer Identification No.:

Before the Commencement Date:

Fog Pharmaceuticals, Inc.

100 Acorn Park Drive

Cambridge, MA 02140

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Attn: John J. Doherty

Telephone: (617) 201-3103; E-Mail: jdoherty@fogpharma.com

Tenant T J.D.# 47-4505725

After the Commencement Date:

30 Acorn Park Drive

Cambridge, MA 02140

Attn: John J. Doherty

Telephone: (617) 201-3103; E-Mail: jdoherty@fogpharma.com

Tenant T.I.D.# 47-4505725

with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Stephanie L. Fontanes

Telephone: (858) 523-5449; Email: stephanie.fontanes@lw.com

13B.	Landlord’s Address for Notices :

400 Discovery Park, LLC

c/o The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Robert A Schlager

Telephone: (781) 707-4000; E-Mail: ras@bulfinch.com

with a copy to:

400 Discovery Park, LLC

c/o The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Mark R. DiOrio, Esq.

Telephone: (781) 707-4000; E-Mail: mrd@bulfinch.com

And:

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street, Suite 3500

Cincinnati, OH 45202

Attention: Charles C. Bissinger, Esq.

Telephone: (513) 723-4084; E-Mail: ccbissinger@vorys.com

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LEASE

THIS LEASE (this “Lease”), made as of the 22nd day of April, 2019 between 400 Discovery Park, LLC, a Delaware limited liability company, and Fog Pharmaceuticals, Inc., a Delaware corporation, is as follows.

W I T N E S E T H:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

“Additional Rent” has the meaning set forth in Item 10A of the Summary of Basic Terms.

“Allowance” has the meaning set forth in Item 4A of the Summary of Basic Terms.

“Amenity Building” means any building constructed in the Project, all or substantially all of which is used to provide amenities for the Project.

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Building Plans” means the plans and specifications for the Base Building Work prepared by Landlord’s Architect and listed on Exhibit D-1, as the same may be modified from time to time pursuant to the terms of this Lease.

“Base Building Work” has the meaning set forth in Item 4B of the Summary of Basic Terms.

“Base Rent” has the meaning set forth in Item 9 of the Summary of Basic Terms.

“Broker” has the meaning set forth in Item 12 of the Summary of Basic Terms.

“Building” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Building Insurance Costs” means those Insurance Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Operating Costs” means those Operating Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Taxes” means those Taxes attributable to the value of the Building, as reasonably determined by Landlord if the Building is not then separately taxed.

“Building 100” means the building identified as such on Exhibit B-2.

“Building 200” means the building identified as such on Exhibit B-2.

“Building 600” means the building identified as such on Exhibit B-2.

“Buildings” means, collectively, the Building and the Other Buildings.

“Business Dav” means Monday through Friday, except holidays. The term “holiday” means (a) the federal day of celebration of the following holidays: New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

“Commencement Date” has the meaning set forth in Item 5E of the Summary of Basic Terms.

“Common Areas” means all areas of the Project, as designated by Landlord from time to time, located inside or outside of the Buildings, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Project and their respective Invitees and/or (b) to serve the Project, including but not limited to the Common Areas, as defined in the Declaration. Common Areas include, without limitation, common lobbies of multi-tenant Buildings, common restroom facilities of multi-tenant Buildings, elevators and stairwells of multi-tenant Buildings, the Food Service Area, if any, sidewalks, the Parking Areas, access drives, landscaped areas, utility rooms, storage rooms and utility lines and systems and the Common Facilities.

“Common Facilities” means those facilities, if any, located on the Project which Landlord designates from time to time as “common facilities,” including, but not limited to, building systems, pipes, ducts, wires, conduits, meters, HVAC equipment and systems, electrical systems and equipment, plumbing lines and facilities, and mechanical rooms.

“Connecting Area” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Declaration” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Delivery Date” has the meaning set forth in Item 5C of the Summary of Basic Terms.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”). 42 U.S.C. §9601 et seq„ the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

“Estimated Tenant’s Work Cost” has the meaning set forth in Section 3.2.

“Event of Default” any of the events listed in Section 12.1.

“Excess Allowance” has the meaning set forth in Item 4A of the Summary of Basic Terms.

“Excess Allowance Base Rent” has the meaning set forth in Item 4A of the Summary of Basic Terms.

“Excess Costs” has the meaning set forth in Section 3.2.

“Excusable Delay” means any delay in the performance of the Base Building Work to the extent caused by (a) Tenant’s failure to perform, or delay in the performance of, any obligation which Tenant is required to perform under this Lease, (b) any act of Tenant, or Tenant’s agents, employees or contractors, including without limitation, any Tenant’s Work that delays the completion of the Base Building Work, (c) any failure to act by Tenant, or Tenant’s agents, employees or contractors, where Tenant has a duty to act pursuant to this Lease, pursuant to any other agreement with Landlord and/or under applicable Legal Requirements, (d) any other delays caused by Tenant, including without limitation, delays due to requests by Tenant for changes to the Base Building Work or change orders requested by Tenant, or (e) Force Majeure. For the avoidance of doubt, for purposes of clause (c) above, John Moriarity & Associates, when acting in its capacity as Landlord’s Contractor, shall not be treated as Tenant’s agent, employee or contractor.

“Extension Terms” mean the First Extension Term and the Second Extension Term, collectively and individually as the context may require.

“First Extension Term” means the period of five (5) years beginning at the end of the Initial Term.

“Floor Area” means, as of the date of determination, the rentable square feet of floor area of the Building, Other Buildings, Common Areas or Premises, as applicable, measured by Landlord’s Architect in accordance with Section 2.6.

“Food Service Area” means any space in any of the Buildings designated by Landlord and/or Other Landlords from time to time as a food service area for the non-exclusive common use of Tenant and other tenants of portions of the Project and their respective Invitees, rather than for the exclusive use of a single tenant or for the exclusive use of tenants of a single Building.

“Food Service Costs” means the total costs to Landlord and/or Other Landlords (net of any revenue realized by Landlord from food service operations) of providing food service in the Food Service Area, if any, including but not limited to any subsidy paid to a food service operator, all costs of operating, maintaining and repairing the Food Service Area, all costs of utility services provided to the Food Service Area, and any such costs allocated to Landlord and/or Other Landlords pursuant to the Declaration.

“Force Majeure” means any (i) strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide, Project-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond either party’s reasonable control.

“Forrester” means Forrester Research, Inc., a Delaware corporation.

“Forrester Agreement” means that certain Agreement Regarding Project Rights dated September 29, 2009, entered into between Forrester and BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust.

“GAAP” means generally accepted accounting principles, consistently applied.

“Hazardous Materials” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601 (14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

“Infrastructure Improvements Phase” means the portions of the Infrastructure Work included in one or more Work Plans. For clarity, the parties acknowledge and agree that the Infrastructure Improvements Phase may be undertaken simultaneously with any other Phase in accordance with the applicable Infrastructure Work Plans.

“Infrastructure Work” means the Tenant’s Work included in the Infrastructure Work Plans consisting of equipping the Premises with HVAC, electrical, plumbing, vacuum system and nitrogen system work for the Premises, including, but not limited to, risers, piping, chases, electric panels, rooftop equipment and other HVAC, mechanical, electrical and plumbing equipment, as further described in Exhibit D-2.

“Infrastructure Work Plans” means the reasonably detailed plans and specifications to be approved in advance in writing by Landlord with respect to the Infrastructure Work prior to the commencement thereof in accordance with the terms hereof; provided that such Infrastructure Work Plans need not be stand-alone plans and specifications and, instead, may be included in Tenant’s Work Plans with respect to one or more other Phases.

“Initial Term” means the period beginning at 12:01 a.m. on the Commencement Date and ending at 11:59 p.m. on last day of the eleventh (11th) Lease Year.

“Insurance Costs” means the costs of insuring the entire Project, including without limitation the Buildings and other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord and/or Other Landlords (and/or which may be required by their lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, commercial general liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker’s compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance, and fidelity bonds.

“Invitees” means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

“Land” means the land described in Exhibit A-1 and depicted on Exhibit B-1.

“Landlord” means 400 Discovery Park, LLC, a Delaware limited liability company, its successors and assigns.

“Landlord’s Architect” means Stantec Architecture and Engineering, P.C., or any other architect or architectural firm(s) designated by Landlord.

“Landlord’s Contractor” means John Moriarty & Associates or any other general contractor designated by Landlord.

“Leasable Square Footage” means, (a) when used with respect to the Premises, the sum of (i) the agreed upon Floor Area of the Premises, plus (ii) Tenant’s Building Share of the agreed upon Floor Area of the Common Areas of the Building, and (b) when used with respect any of the Buildings, the agreed upon Floor Area of such of the Buildings.

“Lease Term” means the Initial Term and, if Tenant timely and properly exercises its rights to extend pursuant to Section 2.4(b), the First Extension Term and the Second Extension Term, if applicable.

“Lease Year” means the twelve (12) month period beginning on the Commencement Date and on each anniversary of the Commencement Date throughout the Lease Term; provided, that, if the Commencement Date is not the first day of a calendar month, the first Lease Year shall consist of the partial calendar month beginning with the Commencement Date and the next subsequent twelve (12) months, and each subsequent Lease Year shall commence on the first day of the month after the calendar month in which the Commencement Date occurs.

“Legal Requirements” means all applicable present and future laws, statutes, rules, regulations and requirements of governmental authorities, and other legal requirements of whatever kind or nature that are applicable to the Property, including, without limitation, all zoning laws and building codes, environmental laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities), permits and approvals (including without limitation, the Master Special Permit), and any amendments, modifications or changes to any of the foregoing.

“Master Special Permit” means the special permit for the Project, as evidenced of record by the following: (i) Notice of Decision and Special Permit Decision No. PB 198, dated October 19, 2004, filed with the Cambridge City Clerk’s office on November 4, 2004, recorded with the Registry at Book 44214, Page 304, and filed with the Land Court as Document No. 1357501 on December 1, 2004; (ii) Notice of Decision, PB 198 Minor Amendment #1, dated March 1, 2005, filed with the Cambridge City Clerk on April 8, 2005, recorded with the Registry at Book 44968, Page 403, and filed with the Land Court as Document No. 1370387 on April 8, 2005, (iii) Notice of Decision, PB 198 Minor Amendment #2, dated October 20, 2009, filed with the Cambridge City Clerk on December 3, 2009, filed with the Land Court as Document No. 1519909 on December 3, 2009; (iv) Notice of Decision, PB 198 Amendment #3 (Major), dated October 21, 2014, filed with the Cambridge City Clerk on December 1, 2014, recorded with the Registry at Book 65188, Page 42, and filed with the Land Court as Document No. 1696019; (v) Notice of Decision, PB 198 Amendment #4 (Minor), dated October 21, 2014, filed with the Cambridge City Clerk on December 1, 2014, recorded with the Registry at Book 65188, Page 59, and filed with the Land Court as Document No. 1696020; and (vi) Notice of Determination (Revised w/clerical corrections), PB 198 Amendment #5 (Minor), dated May 3, 2016, filed with the Cambridge City Clerk on May 18, 2016, recorded with the Registry at Book 67779, Page 292, and filed with the Land Court as Document No. 1737380.

“Operating Costs” means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord and/or Other Landlords shall pay or become obligated to pay in connection with operating, managing, maintaining, repairing or replacing the Project or elements thereof, all as determined by Landlord, including such costs, expenses and disbursements as are allocated to Landlord and/or Other Landlords pursuant to the Declaration. Operating Costs shall include, by way of illustration, but not be limited to: all charges payable by Landlord and/or Other Landlords in connection with the maintenance and repair of the Project; all charges payable by Landlord and/or Other Landlords to provide janitorial service to the Project; all charges payable by Landlord and/or Other Landlords in connection with the maintenance, repair and replacement of HVAC equipment and systems; all charges payable by Landlord and/or Other Landlords to provide utility services to the Project, except to the extent excluded pursuant to clauses (f) or (g) below; all costs related to the operation of any shuttle or other transportation service between the Project and public transportation stations; all costs incurred in connection with traffic mitigation and/or compliance with the PTDM Plan for the Project and any other transportation demand management plans and/or applicable Legal Requirements in connection with traffic mitigation and/or transportation demand management; all costs related to any police details at any entrances to the Project; all costs related to removal of trash, debris, and refuse; all costs related to removal of snow and ice; all costs of pest and vermin control; all costs of providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; all costs of painting the exterior and Common Areas of the Building; all costs of repaving, resurfacing, and restriping Parking Areas and drives; all costs of lighting, cleaning, waterproofing, repairing and maintaining Common Areas, Common Facilities and other portions of the Project; all surcharges, costs and expenses that may result from any Environmental Laws or other laws, rules, regulations, guidelines or orders, except to the extent excluded pursuant to clause (k) below; all costs of licenses, permits and inspection fees, except to the extent directly attributable to the space of a particular tenant or arising in connection with new improvements or alterations; all legal, accounting, inspection and consulting fees, except to the extent excluded pursuant to clauses (e) or (m) below; except to the extent excluded below, all costs of capital repairs or replacements (but not improvements) hereafter made to the Building or Common Areas, amortized over their expected useful life based upon and including a market rate of interest; all costs of wages, salaries and benefits of operating personnel engaged in managing and operating the Project, to the extent reasonably allocable to the Project, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; the Food Service Costs; all costs for communications devices and/or services used in managing and operating the Project, to the extent reasonably allocable to the Project; the amount of any insurance deductible paid by Landlord and/or Other Landlords in connection with an insured loss; and management fees equal to (i) four percent (4.0%) of gross rents during Lease Years 1 and 2, and (ii) three percent (3.0%) of gross rents during the portion of the Lease Term occurring after Lease Years 1 and 2 (which management fees may be payable to an affiliate of Landlord). However, notwithstanding the above, the following specific items shall not be included in Operating Costs: (a) the cost of alterations to space in the Buildings leased to others; (b) principal, interest and fees relating to debt service or ground rent payments; (c) any cost or expenditure for which Landlord and/or Other Landlords are reimbursed by insurance proceeds or eminent domain proceeds; (d) costs for which Landlord and/or Other Landlords are reimbursed under warranties provided by contractors who have warranty obligations; (e) leasing commissions, attorneys’ fees and collection costs related to negotiation and enforcement of tenant leases unless the matter involves enforcing compliance with rules and regulations or other standards or requirements for the benefit of all tenants of the Building or Project; (f) the cost of providing gas and electrical service to space leased to tenants; (g) expenses which are billed directly, or reasonably allocable exclusively, to any tenant of the Building or Project; (h) salaries and bonuses of officers and executives of Landlord and/or Other Landlords and administrative employees above the level of property manager or building supervisor and Landlord’s or Other Landlords’ general overhead; (i) the cost of any work or service performed on an extra-cost basis for any tenant of the Building or Project; (j) any cost, other than the management fee provided for above, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord and/or Other Landlords which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (k) any costs necessary to cure any violation of any Legal Requirement existing as of the date of this Lease, including any violation of Environmental Laws; (I) depreciation, other than the amortization of capital repairs or replacements hereafter made as provided above; (m) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s and/or Other Landlords’ interest in the Project; (n) all income or corporate excise taxes assessed against Landlord and/or Other Landlords; (o) costs of developing and constructing any new building at the Project or any addition to or expansion of any of the Buildings, including Landlord’s costs to complete the Base Building Work; (p) costs of renovating any Building (but not ordinary maintenance, repairs and replacements of elements of the Buildings); (q) costs of capital improvements, except to the extent required by a Legal Requirement becoming effective after the date of this Lease or made to effect future savings in Operating Costs (but, in such event, only to the extent of the savings); (r) costs arising from Landlord’s and/or Other Landlords’ negligence or willful misconduct; (s) costs arising from a breach by Landlord of any Legal Requirement not caused by Tenant or its Invitees; (t) charitable or political contributions and membership fees or other payments to trade organizations; (u) the Allowance; (v) costs (i.e., interest and penalties) incurred due to Landlord’s default of this Lease or any other lease, mortgage, or other agreement, in each case affecting the Building or Project; (w) costs of environmental testing, monitoring, removal or remediation of any Hazardous Materials in the Project that are in existence at the Project prior to the Commencement Date except to the extent caused or exacerbated by Tenant or its Invitees; (x) the costs of acquiring investment-grade art; and (y) any item that, if included in Operating Costs, would involve a double collection for such item by Landlord.

“Other Additional Rent” has the meaning set forth in Item 10C of the Summary of Basic Terms.

“Other Buildings” means the buildings other than the Building located in the Project from time to time, including Building 100, Building 200, Building 600, Parking Garage A, Parking Garage B, any Amenity Building and any building hereafter developed and constructed in the Project. A building hereafter developed and constructed in the Project will be included in the Other Buildings from and after such time as a certificate of occupancy is issued for such building.

“Other Landlords” means, collectively, (a) the owner, from time to time, of Building 200, (b) the owner, from time to time, of Parking Garage A, (c) the owner, from time to time, of Building 100, (d) the owner, from time to time, of Building 600, (e) the owner of any Amenity Building, and (f) each “Additional Party” (as defined in the Declaration).

“Parking Areas” means those portions of the Project which may be used for parking as depicted on the Site Plan, as such areas may be changed by Landlord and/or Other Landlords from time to time. The Parking Areas include Parking Garage A and Parking Garage B.

“Parking Garage A” means the building identified as such on Exhibit B-1.

“Parking Garage B” means the building under construction on “Parcel Garage B” as shown on the Site Plan.

“Parking Garage B Owner” means 400 Discovery Park, LLC, a Delaware limited liability company, its successors and assigns, as the owner of Parking Garage B.

“Partial Completion” means, with respect to the Base Building Work, that the Base Building Work has been completed to the point that, provided that Landlord and Tenant and their respective contractors reasonably cooperate and coordinate with each other, Tenant may thereafter perform the Tenant’s Work substantially continuously without material interference from performance of the Base Building Work.

“Permitted Transferee” means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant’s assets or stock; provided, however, that an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

“Permitted Use” has the meaning set forth in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

“Phase” means Phase 1, Phase 2 or Phase 3.

“Phase of the Work” means the Phase 1 Work, the Phase 2 Work, the Phase 3 Work or the Infrastructure Improvements Phase, as applicable.

“Phase 1” means the portion of the Premises that is so described on Exhibit D-2.

“Phase 1 Leasable Square Footage” means the Leasable Square Footage of Phase 1, which is estimated to be 44,500 Leasable Square Feet.

“Phase 1 Tenant’s Work Plans” means the reasonably detailed plans and specifications to be approved in writing by Landlord with respect to the Phase 1 Work prior to the commencement thereof in accordance with the terms hereof.

“Phase 1 Work” means the portions of the Tenant’s Work included in the Phase 1 Tenant’s Work Plans and consisting of the Tenant’s Work for the substantial completion of Phase 1, as generally described in Exhibit D-2, excluding the portion of the Tenant’s Work to be completed in the Infrastructure Improvements Phase (even if included in Phase 1 Tenant Work Plans and/or completed simultaneously with the Phase 1 Work).

“Phase 2” means the portion of the Premises that is so described on Exhibit D-2.

“Phase 2 Leasable Square Footage” means the Leasable Square Footage of Phase 2, which is estimated to be 49,750 Leasable Square Feet.

“Phase 2 Tenant’s Work Plans” means the reasonably detailed plans and specifications to be approved in writing by Landlord with respect to the Phase 2 Work prior to the commencement thereof in accordance with the terms hereof.

“Phase 2 Work” means the portions of the Tenant’s Work included in the Phase 2 Tenant’s Work Plans and consisting of the Tenant’s Work for the substantial completion of Phase 2, as generally described in Exhibit D-2, excluding the portion of the Tenant’s Work to be completed in the Infrastructure Improvements Phase (even if included in Phase 2 Work Plans and/or completed simultaneously with the Phase 2 Work).

“Phase 3” means the portion of the Premises that is so described on Exhibit D-2.

“Phase 3 Leasable Square Footage” means the Leasable Square Footage of Phase 3, which is estimated to be 19,100 Leasable Square Feet.

“Phase 3 Tenant’s Work Plans” means the reasonably detailed plans and specifications to be approved in writing by Landlord with respect to the Phase 3 Work prior to the commencement thereof in accordance with the terms hereof.

“Phase 3 Work” means the portions of the Tenant’s Work included in the Phase 3 Tenant’s Work Plans and consisting of the Tenant’s Work for the substantial completion of Phase 3, as generally described in Exhibit D-2, excluding the portion of the Tenant’s Work to be completed in the Infrastructure Improvements Phase (even if included in Phase 3 Work Plans and/or completed simultaneously with the Phase 3 Work).

“Pre-Approved Sublease” means a sublease of any portion of the Premises to the existing subtenant of Tenant in Building 100 (the “Existing Subtenant”) which is in substantially the form of the Sublease dated December 15, 2016 between Tenant and the Existing Subtenant and which is accompanied by a Landlord, Sublessor and Sublessee Agreement in substantially the same form as the Landlord, Sublessor and Sublessee Agreement dated December 15, 2016 between Building 100 Landlord, Tenant and the Existing Subtenant

“Premises” has the meaning set forth in Item 3A of the Summary of Basic Terms.

“Project” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Project Insurance Costs” means all Insurance Costs other than (a) Building Insurance Costs and (b) Insurance Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Project Operating Costs” means all Operating Costs other than (a) Building Operating Costs and (b) Operating Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Project Taxes” means those Taxes attributable to the value of the Land.

“Registry” has the meaning set forth in the definition of “Project” in Item 3C of the Summary of Basic Terms.

“Roof Warranty” has the meaning set forth in Section 3.4.

“Rooftop Equipment” has the meaning set forth in Section 3.4.

“Rules and Regulations” means the rules and regulations promulgated by Landlord and Other Landlords with respect to the Project, a copy of which is Exhibit E hereto, as the same may be modified by Landlord and Other Landlords from time to time upon notice to Tenant

“Second Extension Term” means the period of five (5) years beginning at the end of the First Extension Term.

“Security Deposit” has the meaning set forth in Item 7 of the Summary of Basic Terms.

“Site Plan” means the site plan attached hereto as Exhibit B-2 which depicts the approximate size and layout of the Land, the Building, Building 100, Building 200, Building 600, Parking Garage A and Parking Garage B.

“Substantial Completion” means the substantial completion of the Base Building Work, as determined by Landlord’s Architect, and receipt of all governmental approvals required by applicable governmental authorities to signify completion of the Base Building Work (but only if and to the extent that the Inspectional Services Department of the City of Cambridge issues such approvals for the level of completion contemplated by the Base Building Plans).

“Substantial Completion Date” has the meaning set forth in Item 5D of the Summary of Basic Terms.

“Summary of Basic Terms” means the Summary of Basic Terms which is affixed to this Lease immediately after the table of contents of this Lease.

“Target Delivery Date” has the meaning set forth in Item 5A of the Summary of Basic Terms.

“Target Substantial Completion Date” has the meaning set forth in Item 5B of the Summary of Basic Terms.

“Tax Fiscal Year” means July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

“Taxes” means (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land (including without limitation, any of the foregoing allocated to the Building under the Declaration), the Buildings, or the fixtures, signs and other improvements thereon then comprising the Project and (b) all attorneys’ fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the amount of the Taxes, the tax classification and/or the assessed value of the Project. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes. For purposes of this definition of Taxes, if assessments may be paid in installments, only the current installments of such assessments shall be included in Taxes. Notwithstanding anything to the contrary in this Lease, Taxes shall not include any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or by any agency, branch or department thereof and further excluding fines, penalties and/or interest incurred as a result of Landlord’s failure to pay any Taxes when due.

“Tenant” means Fog Pharmaceuticals, Inc., a Delaware corporation, its permitted successors and permitted assigns.

“Tenant’s Architect” means an architect be selected by Tenant and approved by Landlord.

“Tenant’s Building Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building. The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%). Initially, Tenant’s Building Share shall be 40.5% (114,490/283,247). Tenant’s Building Share shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Building is changed.

“Tenant’s Contractor” means, (i) with respect to the Phase 1 Work and the Infrastructure Work, Landlord’s Contractor in its capacity as the Tenant’s contractor for the Phase 1 Work and the Infrastructure Work, and (ii) with respect to the Phase 2 Work and/or Phase 3 Work, a contractor selected by Tenant and approved by Landlord as provided in Section 3.1(f).

“Tenant’s Invitees” has the meaning set forth in Section 2.3.

“Tenant’s Parking Share” means the product of (a) Tenant’s Building Share and (b) the number of parking spaces in Parking Garage B, reduced by the lesser of (i) the number of parking spaces allocated from time to time to Building 600 and (ii) 85 parking spaces.

“Tenant’s Project Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Project; provided, however, that for purposes of determining Tenant’s Project Share of the Food Service Costs, Tenant’s Project Share means the amount (expressed as a percentage) equal to (i) the Floor Area of the Premises divided by (ii) the Floor Area of all leased and occupied space in the Buildings. The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%). Initially, Tenant’s Project Share (other than with respect to Food Service Costs) shall be 16.5% (114,590/696,150). Tenant’s Project Share shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Leasable Square Footage of the Project is changed, and Tenant’s Project Share with respect to Food Service Costs shall be recalculated upon each change in the level of occupancy of the Buildings.

“Tenant’s Share” means, as applicable, Tenant’s Building Share or Tenant’s Project Share, as applicable.

“Tenant’s Utility Costs” has the meaning set forth in Item 10B of the Summary of Basic Terms.

“Tenant’s Work” has the meaning set forth in Section 3.1.

“Tenant’s Work Costs” means all costs of designing and performing Tenant’s Work.

“Tenant’s Work Plans” means the Phase 1 Tenant’s Work Plans, the Phase 2 Tenant’s Work Plans, the Phase 3 Tenant’s Work Plans and/or the Infrastructure Work Plans, as applicable.

“Tower 400” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Tower 500” has the meaning set forth in Item 3B of the Summary of Basic Terms.

ARTICLE II

LEASE OF PREMISES

Section 2.1 Lease Of The Premises. Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.

Section 2.2 Common Rights. The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building and in accordance with the Rules and Regulations. Landlord and/or Other Landlords shall have the right from time to time to designate or change the number, locations, size or configuration of the Buildings, including, without limitation, the Common Areas, exits and entrances, and to modify or replace the Common Facilities, and to permit expansion and new construction therein, provided that the same would not have a material adverse effect on Tenant’s access to the Premises and/or use and enjoyment of the Premises. Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord and/or Other Landlords as for the exclusive use of one or more other tenants, provided that Landlord shall not, and shall not permit (to the extent Landlord may do so under the Declaration) any Other Landlords to, make such a designation as would materially adversely affect Tenant’s access to the Premises and/or use and enjoyment of the Premises. Landlord may, but shall not be required to, provide or share in Amenity Facilities (as defined in the Declaration) as Common Areas within the Project from time to time; provided, however, that, pursuant and subject to the terms and provisions of this Lease and the Declaration, Tenant shall have the right, in common with others entitled thereto, to use the existing Food Service Area and fitness center located in Building 200 for such time as such Food Service Area and/or fitness center (as applicable) are Amenity Facilities and Landlord has the right to use such areas pursuant to the Declaration. Prior to providing or accepting any Amenity Facility, other than the existing Food Service Area and such fitness center, as a Common Area, Landlord will consult with Tenant, but Landlord may provide or accept any such Amenity Facility in the exercise of Landlord’s reasonable discretion.

Section 2.3 Parking.

(a) Subject to the Rules and Regulations, Tenant and its employees, invitees, assignees, subtenants, and anyone claiming by or under Tenant or for whom Tenant is responsible (collectively, “Tenant’s Invitees”) are authorized to use Tenant’s Parking Share of the parking spaces in Parking Garage B, in common with Landlord, other tenants of the Project and the general public from time to time. Tenant shall pay to or at the direction of Landlord and otherwise in accordance with the provisions of the Master Special Permit, a monthly parking charge, in addition to Base Rent, for each parking space that Tenant is authorized to use based on the fair market charge for similar spaces in the market area of the Project and at the same rate charged to similarly situated users at the Building, as determined and adjusted by Parking Garage B Owner from time to time. Tenant shall not (i) permit any of Tenant’s Invitees (other than visitors) to park in spaces designated as “visitor” spaces, (ii) permit any of Tenant’s Invitees to park in spaces designated as “reserved” spaces (unless reserved for Tenant), (iii) permit the total number of passenger automobiles parked in Parking Garage B by Tenant’s Invitees, at any time, to exceed Tenant’s Parking Share of the parking spaces existing in Parking Garage B from time to time, (iv) permit any passenger vehicles of Tenant’s Invitees to park in any Parking Areas other than Parking Garage B, and (v) except for delivery trucks using designated loading and unloading facilities, permit any of Tenant’s Invitees to park any vehicle on the Project other than passenger automobiles. Landlord and/or Other Landlords may, from time to time, designate one or more spaces in Parking Garage B as reserved for the exclusive use of one or more of the tenants of the Project and/or for Landlord’s and/or Other Landlords’ Invitees, so long as Landlord causes to be available to Tenant the parking required by this Lease (i.e., Tenant’s Parking Share of parking spaces).

(b) Landlord assigns to Parking Garage B Owner any and all right, title and interest with respect to the parking charges for the parking spaces that Tenant is authorized to use (such parking charges being called “Tenant’s Parking Charges”). Landlord hereby directs Tenant and Tenant’s Invitees to pay Tenant’s Parking Charges to Parking Garage B Owner or to an operator of Parking Garage B designated by Parking Garage B Owner (an “Operator”) pursuant to the provisions of the Master Special Permit, which payments shall satisfy Tenant’s obligations under this Lease with respect to Tenant’s Parking Charges as if they had been made directly to Landlord. Tenant acknowledges that Landlord has assigned to Parking Garage B Owner any and all right, title and interest with respect to Tenant’s Parking Charges, and shall pay Tenant’s Parking Charges to Parking Garage B Owner or the Operator when due.

Section 2.4 Lease Term.

(a) The Lease Term shall commence at 12:01 a.m. on the Commencement Date and shall end at 11:59 p.m. on the last day of the eleventh (11th) Lease Year. At the request of Landlord or Tenant made on or after the Commencement Date, Landlord and Tenant will execute a written amendment to, and restatement of, the Summary of Basic Terms pursuant to Section 2.6, setting forth the Commencement Date.

(b) Provided an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term for two (2) periods of five (5) years each by giving Landlord written notice of extension, which notice must be received by Landlord not earlier than 18 months, nor later than 15 months, prior to the then- expiration date of the Initial Term or First Extension Term, as applicable. If such extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions as were applicable to the Initial Term (with respect to the First Extension Term) and the First Extension Term (with respect to the Second Extension Term), except that (i) Base Rent for each Extension Term shall be as set forth in Section 4.1(b), (ii) there shall be no further right to extend or renew the Lease Term beyond the Extension Terms, and (iii) there shall be no right to extend or renew the Lease Term for the Second Extension Term if Tenant does not timely exercise its right to extend the Lease Term for the First Extension Term. The right of extension provided under this Section 2.4(b) is personal to Fog Pharmaceuticals, Inc. and is not exercisable by any subtenant or assignee permitted hereunder other than a Permitted Transferee.

Section 2.5 Security Deposit.

(a) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.5(b) (“Letter of Credit”).

(b) If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the form attached hereto as Exhibit F, or in such other substantially similar form as Landlord may approve, with an expiration date not less than one year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord’s designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge to Landlord; (iv) the Letter of Credit must be issued by a bank satisfactory to Landlord in its reasonable discretion; and (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts. If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, not later than 30 days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If (x) Landlord shall reasonably feel insecure with the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within ten (10) Business Days after notice, to either provide a replacement Letter of Credit as provided above or cash in the full amount of the existing Letter of Credit, or (y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within ten (10) Business Days after (I) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (II) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit.

(c) The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and is not an advance payment of rent. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorney’s fees. Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy which Landlord may have, or Landlord may pursue any other such remedy in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall immediately upon demand pay to Landlord the amount so applied, or cause the Letter of Credit to be reinstated, to restore the Security Deposit to its original amount. Because elements of Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold a portion of the Security Deposit until such reconciliation, at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant; provided that Landlord may not withhold from the Security Deposit an amount greater than the amount which Landlord reasonably estimates will be owing by Tenant upon completion of such reconciliation. If the remaining Security Deposit is not sufficient to pay Tenant’s obligations hereunder, Tenant shall pay the same within ten (10) Business Days of billing from Landlord. In the event of a sale or other transfer of the Project, or leasing of the entire Project including the Premises subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant, and Tenant shall look solely to the new landlord for the return of the Security Deposit then remaining. Tenant will not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 2.6 Measurement. At the written request of Tenant made prior to the date that is 90 days after the Substantial Completion Date or at Landlord’s option, Landlord’s architect shall make actual measurements of the Premises and the Building, and shall determine the Leasable Square Footage of the Premises and the Building in accordance with the “Standard Method for Measuring Floor Area in Office Buildings”, BOMA 2010 Method B published by the Building Owners and Managers Association (“BOMA Standard”). The Leasable Square Footage of the Premises, Leasable Square Footage of the Building, the Base Rent, Tenant’s Building Share, Tenant’s Project Share, Tenant’s Share, Tenant’s Parking Share, the Allowance, the Excess Allowance, the Phase 1 Leasable Square Footage, the Phase 2 Leasable Square Footage and the Phase 3 Leasable Square Footage shall be adjusted on the basis of such determination. Tenant shall have the right, at its sole cost and expense, to have the Premises and the Building re-measured by a licensed architect applying the BOMA Standard. If such re-measurement results in a discrepancy of greater than two percent (2%) in the Leasable Square Footage of the Premises, a third architect shall be chosen by mutual agreement of Landlord’s architect and Tenant’s architect. Such third architect shall be paid equally by Landlord and Tenant and shall perform another measurement of the Premises and the Building. The determination of such third architect shall be the final determination of Leasable Square Footage of the Premises and the Building and shall be binding on Landlord and Tenant; provided, however, that in no event shall the Leasable Square Footage of the Premises be greater than the amount determined by Landlord’s architect, nor shall it be less than the amount determined by Tenant’s architect. Without limiting the generality of the foregoing, Landlord, in its discretion, may, from time to time, elect to add to and/or eliminate some or all of the amenity space contemplated for the Building and, in the event of any such change in the square footage of the amenity space, the Leasable Square Footage of the Premises will be recomputed in accordance with the BOMA Standard.

Section 2.7 Right of First Offer.

(a) Grant of Right. Subject to: (x) the rights of other tenants of the Building under leases existing and in effect as of the date of this Lease (and amendments and modifications thereto), (y) the rights of Forrester, its successors and assigns, under the Forrester Agreement (and amendments and modifications thereto), and (z) solely with respect to floor two (2) of Tower 500, the rights of any other tenants of Tower 500 and/or the Connecting Area under leases for Tower 500 and/or the Connecting Area (and amendments and modifications thereto) (the rights of such other tenants of the Building and/or Forrester, its successors or assigns referred to in the foregoing clauses (x), (y), and (z), are sometimes referred to herein as the “Superior Rights”). Tenant shall have, and Landlord hereby grants to Tenant, a right of first opportunity to lease any portion of floors two (2) through six (6) of the Building (other than the portions thereof included in this Lease as of the Commencement Date) (the “ROFO Space”) when it is or becomes available for lease after the Commencement Date and only during the Lease Term (as may be extended from time to time in accordance with this Lease), on and subject to the terms and conditions set forth in this Section 2.7. Commencing on the Commencement Date, Landlord will not enter into any lease of any of the ROFO Space with a tenant other than Tenant (a “Third-Party Lease”) unless and until Landlord has given to Tenant a Notice of Availability (as defined below) with respect to such ROFO Space and Tenant has failed to exercise its right to lease such ROFO Space pursuant to subsection (c) below. However, notwithstanding any other provisions of this Section 2.7 to the contrary, (i) Tenant’s rights under this Section 2.7 shall not apply to: (A) rights granted to any tenant pursuant to the first (1st) lease entered into by Landlord for any applicable space in the Building, (B) any rights contained in any lease (or amendment to any lease) entered into by Landlord on or before June 30, 2022, or (C) the Superior Rights, (ii) Landlord may extend or otherwise amend any lease for ROFO Space, or enter into a new lease for ROFO Space with the then-existing tenant of such ROFO Space, without regard to this Section 2.7, and (iii) so long as any such lease (i.e., referenced in the preceding clauses (i) and (ii)) is in effect, the subject space shall not be considered to be available for purposes of this Section 2.7 unless and until such subject space is no longer subject to the Superior Rights and/or the conditions set forth in the preceding clauses (i) and/or (ii).

(b) Notices of Availability. At any time during the Lease Term that any portion of the ROFO Space (the “Subject Space”) is, becomes or is about to become available for lease, Landlord may give written notice to Tenant of the availability of such Subject Space (a “Notice of Availability”). Any such Notice of Availability shall specify the date on or about which such Subject Space is expected to become available for lease (if it is not then available), the effective rent (including Base Rent and Additional Rent, if applicable) at which Landlord is willing to lease such Subject Space, and such other terms which Landlord desires to specify. Tenant shall not disclose to third parties, other than Tenant’s employees, consultants and other agents who have a need to know, the contents of any Notice of Availability, and Tenant shall cause all such employees, consultants or agents to respect the confidentiality of the contents thereof.

(c) Exercise of Right. Unless an Event of Default then exists, Tenant shall have the right, exercisable by written notice given by Tenant and received by Landlord within ten (10) Business Days after Landlord gives such Notice of Availability to Tenant, to lease the Subject Space specified in the Notice of Availability. Tenant’s right to lease ROFO Space under this Section 2.7 shall apply only to the entire Subject Space specified in a Notice of Availability, and Tenant shall not have the right under this Section 2.7 to lease less than all of such Subject Space.

(d) Addition of Space to Lease. If Tenant exercises its right to lease any ROFO Space pursuant to subsection (c) above, then, as of the date which is the later of (i) ten (10) Business Days after Landlord’s receipt of Tenant’s notice of exercise of its right to lease such Subject Space or (ii) the date specified in the Notice of Availability, such Subject Space shall be added to and become a part of the Premises and subject to the terms and conditions of this Lease; provided that (x) Landlord shall not be responsible for making any improvements or alterations to such Subject Space, except to the extent provided for in the Notice of Availability; (y) the effective rent (including Base Rent and Additional Rent, if applicable) for the Subject Space shall be the effective rent set forth in the Notice of Availability, and (z) the terms and conditions of this Lease with respect to such Subject Space shall be modified by any terms set forth in the Notice of Availability. Promptly after Tenant exercises its right to lease any ROFO Space pursuant to subsection (c) above, Landlord and Tenant shall enter into an amendment of this Lease incorporating such ROFO Space as part of the Premises, subject to the terms and conditions of this Lease and incorporating any additional terms set forth in the Notice of Availability.

(e) One-Time Right. If Landlord gives a Notice of Availability and (i) Landlord does not receive Tenant’s notice of exercise pursuant to subsection (c) above within the period specified therein (which shall not be less than ten (10) Business Days), or (ii) Tenant declines to exercise its right to lease the Subject Space made available to Tenant in the applicable Notice of Availability, then Tenant’s right of first opportunity provided for in this Section 2.7 shall lapse with respect to such Subject Space, and Landlord shall be free to lease such Subject Space to third parties, provided that any such Third-Party Lease shall provide for rental payments, the net present value of which are equal to or greater than ninety-five percent (95%) of the net present value of the rental payments that would have been due pursuant to the terms in the Notice of Availability, as calculated over the shorter of (i) the term specified in such Third-Party Lease and (ii) the term specified in the Notice of Availability, and using a discount rate selected by Landlord in its reasonable discretion (a “Qualified Third-Party Lease”). So long as Tenant’s right of first opportunity provided for in this Section 2.7 has not otherwise lapsed, if Landlord desires to enter into a Third-Party Lease with respect to any Subject Space specified in a Notice of Availability that is not a Qualified Third- Party Lease, then Landlord shall, before entering into such Third-Party Lease, give another Notice of Availability (a “Follow-up Notice”) to Tenant, specifying the lower effective rent and any other changes in the terms set forth in the applicable Notice of Availability, and the respective rights and obligations of Landlord and Tenant with respect to such Follow-up Notice shall be the same as those with respect to the subject Notice of Availability, except that Tenant shall have five (5) Business Days after Landlord gives the Follow-up Notice to elect to lease the applicable Subject Space on the terms specified in the Follow-up Notice. In the event that Landlord enters into a Qualified Third-Party Lease (or a non-Qualified Third-Party Lease for which Tenant has received a Follow-up Notice, but failed to exercise its right to lease the applicable Subject Space pursuant to the Follow-up Notice, as provided herein) for such Subject Space, Tenant’s right of first opportunity provided for in this Section 2.7 shall lapse and terminate for the applicable Subject Space and, thereafter, Landlord shall be free to lease such Subject Space to third parties without complying with this Section 2.7.

(f) Termination of Right. Tenant’s right of first opportunity provided for in this Section 2.7 shall terminate twelve (12) months before the expiration of the Initial Term, unless Tenant timely exercises the then-applicable extension option pursuant to Section 2.4(b) to extend the Lease Term, and, if Tenant timely exercises such extension option, twelve (12) months before the expiration of the then- applicable Extension Term.

(g) Rights Personal to Party Executing this Lease. The rights in this Section 2.7 are personal to Fog Pharmaceuticals, Inc. and are not assignable or transferable other than to a Permitted Transferee. Tenant’s rights under this Section 2.7 will lapse and be of no further force and effect upon any assignment of this Lease other than to a Permitted Transferee.

(h) Event of Default. If an Event of Default shall have occurred and be continuing, Landlord shall have no obligation to give any Notice of Availability to Tenant, and Tenant shall have no rights under this Section 2.7 if an Event of Default exists on the date on which Tenant attempts to exercise its right to lease any ROFO Space.

Section 2.8 Lease Amendment. If, pursuant to any provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Premises, the Leasable Square Footage of the Building, the Leasable Square Footage of the Project, the Allowance, the Base Rent, Tenant’s Building Share, Tenant’s Project Share or Tenant’s Parking Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed (or confirmed) terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

ARTICLE III

CONDITION OF PREMISES; SIGNS

Section 3.1 Base Building Work; Tenant’s Work; Rooftop Equipment.

(a) Base Building Plans. A list of the Base Building Plans are attached as Exhibit D- 1 to this Lease. Landlord may modify the Base Building Plans from time to time; provided, that, if any modification of the Base Building Plans would result in a change in the Base Building Work which would materially affect (i) the layout or Leasable Square Footage of the Premises, or (ii) Building systems so as to materially affect the quality of services to the Premises, Landlord will give Tenant written notice of such modification and such modification will be subject to Tenant’s approval, which approval shall not be unreasonably withheld or delayed. If, pursuant to the immediately preceding sentence, any modification of the Base Building Plans requires Tenant’s approval, Tenant shall, within five (5) Business Days after receipt of the proposed modification, by written notice to Landlord, approve or disapprove the modification. In any disapproval of any modification, Tenant shall specify in reasonable detail the respects in which the proposed modification is not satisfactory to Tenant. If, within five (5) Business Days after receipt of any proposed modification of the Base Building Plans, Tenant does not so respond in writing to Landlord, Landlord shall provide Tenant with a second written notice requesting approval for such proposed modification. If Tenant fails to respond in writing to such second notice within two (2) Business Days after receipt by Tenant of such second notice, Tenant will be deemed to have approved the proposed modification.

(b) Performance of Base Building Work. Landlord shall cause Landlord’s Contractor to perform the Base Building Work in a good and workmanlike manner and substantially in accordance with the Base Building Plans using first quality, new materials and in compliance with all applicable Legal Requirements. Subject to Excusable Delay, Landlord shall use commercially reasonable efforts to cause Partial Completion to be achieved on or before the Target Delivery Date. From and after the Delivery Date, (i) Landlord shall coordinate the performance of any ongoing Base Building Work with the performance of the Tenant’s Work so as not to materially interfere with, delay or increase the Tenant’s Work Costs and to maintain harmonious labor relations and (ii) Tenant shall coordinate the performance of the Tenant’s Work with the performance of the Base Building Work so as not to materially interfere with, delay or increase the cost of the performance of the Base Building Work and to maintain harmonious labor relations. If any of the Base Building Work is delayed as a result of an Excusable Delay, (i) the Target Delivery Date and the Target Substantial Completion Date, as applicable, shall be extended upon notice from Landlord to Tenant for a reasonable period of time under all of the circumstances, and (ii) if the Excusable Delay is caused by Tenant (for example (but not in limitation) due to delays caused by Tenant’s request and/or by change orders requested by Tenant (provided, that any such changes shall be subject to Landlord’s approval in its sole discretion)), the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have occurred if not delayed by the Excusable Delay caused by Tenant. Landlord shall give Tenant written notice of any extension of the Target Delivery Date and/or the Target Substantial Completion Date pursuant to the immediately preceding sentence. Landlord reserves the right to make changes in the Base Building Work from time to time as Landlord deems necessary and/or appropriate in order to complete the performance of the Base Building Work in a timely manner, provided that such changes do not have a material adverse impact on the size, quality, functionality or aesthetic appearance of the Building or the Premises or on the performance of the Tenant’s Work or the cost thereof. Without limiting the generality of the foregoing, Landlord may, upon prior notice to Tenant, substitute comparable materials to minimize delays.

(c) Responsibility for Base Building Work Costs. Landlord shall be responsible for the entire cost of the Base Building Work, except to the extent that the cost of the Base Building Work is increased as the result of changes requested by Tenant in writing and agreed to by Landlord the costs of which shall be set forth in such notice.

(d) Acceptance of Premises; Warranty. Tenant’s taking possession of the Premises on or after the Commencement Date shall be conclusive evidence, as against Tenant, that the Premises were in good order and satisfactory condition in substantial accordance with the Base Building Plans when Tenant took possession, except for (i) punch list items on a list signed by both parties within forty-five (45) days after the Commencement Date, and (ii) any claims of breach of Landlord’s warranty set forth below in this Section 3.1(d). Landlord hereby warrants to Tenant that the Base Building Work shall be performed (x) in a good and workmanlike manner, (y) free from defects in workmanship and materials, and (z) in compliance with Legal Requirements. Tenant shall be deemed to have waived any claim under such warranty except for such matters of which Tenant advises Landlord in writing on or before the first anniversary of the date on which Landlord achieves Substantial Completion. Nothing herein shall relieve Landlord of its maintenance and repair obligations under this Lease nor limit repairs under warranty by Landlord’s Contractor regardless of when discovered.

(e) Construction Representatives. Each of Landlord and Tenant shall have a construction representative who shall be the primary contact person for such party during the design and construction process and who shall be authorized to make day-to-day decisions in the design and construction process. Landlord’s construction representative shall be Robert A. Schlager. Tenant’s construction representative shall be John Doherty. Each of Landlord and Tenant may change its construction representative by written notice given to the other from time to time.

(f) Tenant’s Work; Late Delivery.

(i) Except for the Base Building Work, Tenant, at Tenant’s cost (to the extent such costs exceed the Allowance and the Excess Allowance, if applicable), will perform each Phase of Work as Tenant deems necessary to initially equip, furnish and use the Premises for the Permitted Use in accordance with Legal Requirements (any such work being called “Tenant’s Work”). All of Tenant’s Work shall be performed in a good and workmanlike manner using new and high quality materials, in accordance with Legal Requirements, substantially in accordance with the applicable Tenant’s Work Plans (with only such changes, if any, as may be approved in writing by Landlord), and in accordance with the requirements of Section 7.5.

(ii) Tenant shall conduct Tenant’s Work in a manner consistent with a construction management plan approved in writing by Landlord and in a manner that does not unreasonably interfere with any other tenant of the Building, including, but not limited to, taking steps to mitigate construction noise and vibration and to control dust. If any other tenant of the Building notifies Landlord of any objectionable construction related activities, Tenant, at its own cost, shall take all commercially reasonable actions required to eliminate such objectionable construction related activities. Failure to eliminate such objectionable construction related activities from the Premises shall constitute a default by Tenant under this Lease (which default is subject to applicable notice and cure periods).

(iii) Notwithstanding the provisions of Section 7.5 below, Tenant shall engage Landlord’s Contractor to perform the Phase 1 Work and the Infrastructure Work; provided, that subject to Sections 3.5 and 7.5, Tenant may engage other contractors approved by Landlord pursuant to Section 7.5 to perform the Phase 2 Work and/or Phase 3 Work.

(iv) Landlord may conduct such inspections of the Tenant’s Work as Landlord, in its sole discretion, determines. All such inspections and reviews are for the sole benefit of Landlord, and Landlord shall have no liability or obligation to Tenant or any other Person with respect to Tenant’s Work. Landlord shall use commercially reasonably efforts to minimize any disruption to, or interference with, the performance of Tenant’s Work during such inspections.

(v) Commencing as of the Delivery Date, subject to the provisions hereof, Tenant, through Tenant’s Contractor for the Phase 1 Work and the Infrastructure Work, may enter the Premises for purposes of constructing the Phase 1 Work and Infrastructure Work, and only the Phase 1 Work and Infrastructure Work. Commencing on the Substantial Completion Date, subject to the provisions hereof, Tenant, or any agent, employee or contractor of Tenant, may enter the Premises for constructing the Phase 2 Work and the Phase 3 Work. Notwithstanding any provision herein to the contrary, if Partial Completion does not occur on or before the Target Delivery Date, or Substantial Completion does not occur on or before the Target Substantial Completion Date, Landlord shall not be in default hereunder, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom; provided, however, in either such event, if (i) Partial Completion does not occur on or before July 1, 2019 (other than as a result of Excusable Delay), then (A) the Substantial Completion Date shall be extended one day for each day after the Target Delivery Date to the Delivery Date (the “Additional Number of Days”), and (B) Tenant shall be entitled to a one day abatement of Base Rent for each of such Additional

Number of Days, which shall be applied after the Commencement Date; and (ii) if Substantial Completion does not occur on or before the date that is the later of; (1) the Additional Number of Days, if any, after February 1, 2020 (other than as a result of Excusable Delay), and (2) the date that is thirty-one (31) days after Target Substantial Completion Date, if the Delivery Date occurs on or before the Target Delivery Date, Tenant shall be entitled to a one day abatement of Base Rent and Additional Rent for each day thereafter until the occurrence of Substantial Completion, which shall be applied following the Commencement Date and shall be in addition to any abatements pursuant to clause (i) of this Section 3.1(f)(v). Notwithstanding the foregoing, in the event that Substantial Completion does not occur on or before July 1, 2020 (as such date may be extended by Excusable Delay), Tenant may, within ten (10) days thereafter, terminate this Lease by written notice to Landlord. In the event of a termination of this Lease pursuant to the immediately preceding sentence, (x) neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those rights and obligations that expressly survive termination, and (y) Landlord shall promptly return to Tenant the Letter of Credit, all pre-paid Rent and any other sums previously delivered to Landlord by Tenant.

(vi) Tenant hereby acknowledges and agrees that, with the exception of Landlord’s obligation to deliver the Premises to Tenant on the Substantial Completion Date with the Base Building Work Substantially Completed, (x) the Premises are being leased by Tenant in their condition as of the Substantial Completion Date, “As Is,” without representation or warranty by Landlord, and (y) as of the Commencement Date, Tenant has inspected the Premises and Common Areas of the Building and has found the same satisfactory subject to Tenant’s rights under Section 3.1(d).

(g) Any entry by Tenant, its agents, employees and/or contractors into the Premises prior to the Commencement Date shall be at Tenant’s own risk solely for the purpose of designing and performing Tenant’s Work, installing fixtures and equipment, and otherwise preparing the Premises for occupancy by Tenant. During the period of any entry by Tenant prior to the Commencement Date pursuant to the above provisions of this Section, Tenant shall be subject to the insurance obligations set forth in Sections 7.8 and 7.9 and to all other obligations of Tenant under this Lease with respect to the Premises, other than the obligations to pay Base Rent and Additional Rent, and, prior to any such entry by Tenant prior to the Commencement Date, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.8 and 7.9.

Section 3.2 Allowance.

(a) Subject to the terms and conditions of this Lease, Landlord will provide an amount up to the aggregate amount of the Allowance (and Excess Allowance, if applicable) to or for the benefit of Tenant to pay or reimburse Tenant for costs of Tenant’s Work for each Phase of the Work; provided that no more than ten percent (10%) of the Allowance, in the aggregate, may be used for so-called “soft costs.”

(b) Disbursement of the Allowance (and Excess Allowance, if applicable) to reimburse Tenant for Tenant’s Work Costs shall be conditioned upon the subject Tenant’s Work having been performed in accordance with the provisions of this Lease and Landlord’s receipt of a request for such portion of the Allowance (and Excess Allowance, if applicable) with the following backup reasonably satisfactory to Landlord: (i) properly completed and fully executed requisition on AIA Forms G-702 and G- 703 duly certified by Tenant’s Contractor and Tenant’s Architect (separate AIA Forms G-702 and G-703 shall be provided for each portion of Tenant’s Work for which a disbursement is requested) and unconditional lien waivers from the applicable Tenant’s Contractor(s) and each direct or indirect subcontractor, material supplier and equipment lessor with a contract or contracts in excess of $25,000.00 with respect to any Phase of the Work; (ii) evidence of satisfactory completion of any governmental inspections required with respect to the Tenant’s Work; and (iii) such other certificates and any other reasonable requirements of Landlord or Landlord’s construction lender (if any) including, without limitation, confirmation that the work and materials to be paid for with respect to any particular disbursement are satisfactory to Tenant and are in accordance with the terms and provisions of the contract with the applicable Tenant’s Contractor, the relevant Tenant’s Work Plans and applicable Legal Requirements.

(c) Prior to the commencement of each Phase of the Work, Landlord and Tenant shall, each acting reasonably, determine and agree upon the estimated Tenant’s Work Cost applicable to such Phase of the Work on the basis of the relevant Tenant’s Work Plans and Tenant’s contract(s) for the performance of such Phase of the Work (the “Estimated Tenant’s Work Cost”). If the Estimated Tenant’s Work Cost exceeds the Allowance (and Excess Allowance, if applicable) available for such Phase of the Work (the amount of the difference for such Phase of Work being referred to herein as the “Excess Costs”). Tenant shall be responsible for payment in full of such Excess Costs and Landlord shall not be obligated to disburse any portion of the Allowance (or Excess Allowance, if applicable) until such Excess Costs have been paid in full by Tenant. Subject to the foregoing, Tenant may request disbursements of the Allowance (and Excess Allowance, if applicable) from time to time as Tenant’s Work progresses, but not more frequently than monthly. So long as no Event of Default is then existing and provided Tenant submits the documentation required for disbursements pursuant to Section 3.2, on or before the third (3rd) Business Day before the end of a calendar month, Landlord shall make disbursements of the requested installment of the Allowance (and Excess Allowance, if applicable) in an amount equal to 95% of the Tenant’s Work Costs (100% for “soft” costs) for the applicable portion of Tenant’s Work (and Landlord shall be entitled to retain the remaining 5% as retainage) on or before the last calendar day of the month following such submission. So long as no Event of Default is then existing, upon providing the documentation required for disbursement pursuant to Section 3.2 and compliance with other applicable provisions of this Lease, Landlord shall disburse all retainage held by Landlord with respect a Phase of the Work only following completion of all of Tenant’s Work for such Phase of the Work. Landlord may inspect Tenant’s Work as a condition to authorizing any disbursement of the Allowance and/or the Excess Allowance to confirm the status of Tenant’s Work and that Tenant’s Work is being performed in accordance with the provisions of this Lease.

(d) Except as otherwise provided in this Section 3.2 or as otherwise agreed in writing by Landlord and Tenant, the portion of the Allowance that shall be available for Tenant’s Work in each Phase shall be as follows:

(i) in Phase 1, $185 per square foot of the Phase 1 Leasable Square Footage (“Phase 1 Tl Allowance”), plus (A) up to $85 per square foot of the Phase 2 Leasable Square Footage to the extent such Tenant’s Work is for Infrastructure Work related to the Phase 2 Leasable Square Footage and such Infrastructure Work is being performed simultaneously with the Phase 1 Work (the “Phase 2 Infrastructure Tl Advance”), plus (B) up to $85 per square foot of the Phase 3 Leasable Square Footage to the extent such Tenant’s Work is for Infrastructure Work related to the Phase 3 Leasable Square Footage and such Infrastructure Work is being performed simultaneously with the Phase 1 Work (the “Phase 3 Infrastructure Tl Advance”):

(ii) in Phase 2, $185 per square foot of the Phase 2 Leasable Square Footage, plus (A) any Phase 1 Tl Allowance not allocated to Tenant for the Phase 1 Work pursuant to clause (i) above, minus (B) the portion of the Phase 2 Infrastructure Tl Advance allocated to Tenant in Phase 1; (“Phase 2 Tl Allowance”); and

(iii) in Phase3, $185 per square foot of the Phase 3 Leasable Square Footage, plus (A) any Phase 1 Tl Allowance not allocated to Tenant for the Phase 1 Work pursuant to clause (i) above, plus (b) any Phase 2 Tl Allowance not allocated to Tenant for the Phase 2 Work pursuant to clause (ii) above, minus (C) the portion of the Phase 3 Infrastructure Tl Advance allocated to Tenant in Phase 1 pursuant to clause (ii) above.

(e) Except as otherwise provided in this Section 3.2 or as otherwise agreed in writing by Landlord and Tenant, the portion of the Excess Allowance that shall be available for each of the Phase 1 Work, the Phase 2 Work and the Phase 3 Work shall be the lesser of (x) the amount of the Excess Allowance requested by Tenant and (y) $25 multiplied by the Leasable Square Footage of the applicable Phase.

(f) So long as no Event of Default is then existing, and subject to Tenant’s compliance with Section 3.2, but subject to the last sentence of this Section 3.2(f), (i) upon completion of Tenant’s Work for any Phase of the Work and payment in full of all of the Tenant’s Work Costs related thereto, the remaining, undisbursed balance, if any, of the Allowance and Excess Allowance allocated to such Phase of the Work pursuant to Section 3.2(d) or Section 3.2(e), as applicable, shall be made available to Tenant to be (A) reallocated to other Phases of the Work or (B) applied to reimburse Tenant for Excess Costs previously paid by Tenant and (ii) upon completion of all Tenant’s Work and payment of all of the Tenant Work Costs related thereto, Landlord shall disburse all of the remaining Allowance (and Excess Allowance, if applicable), if any, not previously disbursed to Tenant to the extent of any Excess Costs paid by Tenant in any Phase that have not been reimbursed to Tenant from the Allowance or Excess Allowance. Notwithstanding anything to the contrary contained herein, any portion of the Allowance and/or Excess Allowance for which Tenant has not duly requested and qualified for disbursement within eighteen (18) months after the Commencement Date shall be forfeited by Tenant.

(g) For the avoidance of doubt, and notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any obligation to disburse any amount on account of the Allowance or Excess Allowance (i) in excess of the total amount of the Allowance or available Excess Allowance, as applicable, or (ii) on account of any portion of the Premises that is not to be completed (either to the full extent needed for use for its intended purpose or to the full extent of the Infrastructure Work, as applicable) pursuant to the Tenant’s Work Plans for the applicable Phase. In the event that the Tenant’s Work Costs or any alterations and improvements to the Premises exceeds the amount of the Allowance (plus the Excess Allowance, if applicable) available therefor, Tenant shall be entirely responsible for such excess.

Section 3.3 Signs. Tenant shall have the right, at Landlord’s cost, to be identified on the tenant directory at the main entrance of the Building and on the monument signs at both entrances to the Project, in addition, subject to Landlord’s reasonable approval of the size, style, design, materials, method of attachment to the Building and placement, and subject to all applicable rules and regulations of the City of Cambridge, Tenant shall have the right, at its sole cost and expense, to install signage (i) at Tenant’s entrance to the Premises, which right shall be non-exclusive, and (ii) on the exterior façade of Tower 400, which right shall be exclusive with respect to the façade of Tower 400 (the “Exterior Sign”). Except for the Exterior Sign permitted under this Section, Tenant shall not erect any signs which are visible from the exterior of the Building. Tenant shall not erect signs except in compliance with all applicable Legal Requirements, and Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all such Legal Requirements. In addition, if the aggregate size of exterior signs on the façade of the Building is limited by applicable Legal Requirements, Tenant’s Exterior Sign shall not exceed Tenant’s Building Share of such aggregate size. Tenant shall maintain its signs in good repair and condition. Tenant shall remove any such signage permitted by the above provisions of this Section 3.3, at its sole cost and expense, at the expiration of the Lease Term and shall be responsible for repairing (or the costs for Landlord’s repair of) any damage to the Building resulting from such removal. The rights, if any, of Tenant to install or erect any sign on the exterior or outside of the Building shall be personal to Fog Pharmaceuticals, Inc., and shall not inure to the benefit of any subtenant or assignee permitted hereunder other than with the prior written consent of Landlord to the assignment of such rights or to a Permitted Transferee; provided, that any replacement sign(s) for a Permitted Transferee shall be subject to the foregoing provisions of this Section 3.3.

Section 3.4 Rooftop Equipment. Tenant, at its sole cost and expense, shall have the right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, repair, replace and use mechanical and communications equipment and an emergency generator on a portion of the roof of Tower 400 equal to Tenant’s Building Share of any space on such roof made available to tenants in the Building for such purposes or other similar purposes (collectively, the “Rooftop Equipment”): provided, that (A) prior to commencing any installation or maintenance of the Rooftop Equipment, Tenant shall obtain Landlord’s prior written approval (in Landlord’s reasonable discretion) of the proposed size, weight, location and screening of the Rooftop Equipment, the method for fastening the same to the roof, the method and location and size of any cables, conduit, wiring and other equipment necessary for the Rooftop Equipment to serve the Premises, Tenant’s design and specifications of the foregoing and Tenant’s plan to provide power to the Rooftop Equipment, (B) such installation and/or replacement by Tenant shall comply strictly with all Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof (the “Roof Warranty”) and the Rules and Regulations, (C) Tenant and its Permitted Transferee(s) shall use all the Rooftop Equipment solely for its internal use, (D) Tenant shall not grant any right to use the Rooftop Equipment to any other party other than its Permitted Transferee(s), (E) such Rooftop Equipment shall not interfere with the use and enjoyment of the Building by any tenant thereof and shall not interfere with the use of any Rooftop Equipment installed by Landlord, and (F) Tenant shall obtain, at Tenant’s sole cost and expense, any necessary federal, state and municipal permits, licenses and approvals necessary for the installation and use of the Rooftop Equipment and deliver copies thereof to Landlord. The term “Rooftop Equipment” shall also include all cables, conduit, wiring and other equipment installed by Tenant in any portion of the Building to serve the same. Tenant shall install the Rooftop Equipment in a manner that does not void or jeopardize the Roof Warranty and at Landlord’s request, Tenant shall obtain a written confirmation from the issuer of the Roof Warranty that any installation, repair, replacement and removal of the Rooftop Equipment has not voided the Roof Warranty and/or use a contractor for such installation specified by Landlord. Landlord may supervise or perform any roof penetration related to the installation of any Rooftop Equipment and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction, maintenance and removal shall be performed in a neat, responsible and workmanlike manner, using generally acceptable construction standards, consistent with such requirements as shall be imposed by Landlord and consistent with the plans and specifications approved by Landlord for the installation of the Rooftop Equipment Tenant further agrees to label each cable, conduit, wiring and other equipment placed by Tenant in the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment. Tenant’s rights under this Section 3.4 are also subject to the provisions of Sections 3.5 and 7.5 below.

Notwithstanding anything to the contrary contained herein, the Landlord and Tenant acknowledge and agree that the Mechanical Penthouse Mezzanine which is located above the sixth floor of Tower 400 and is depicted on Exhibit L attached hereto is not included in the Premises and is not part of the roof. Therefore, Tenant does not have any right to use the Mechanical Penthouse Mezzanine for any purpose, nor the right to place equipment, materials or other property therein.

The Rooftop Equipment shall remain the property of Tenant and Tenant may remove the Rooftop Equipment at its cost at any time during the Term; provided, that Tenant shall remove all of the Rooftop Equipment at Tenant’s cost and expense upon the expiration or termination of this Lease unless Landlord otherwise agrees in writing that such removal shall not be required. Tenant shall promptly repair and restore any damage to the Building, Project and any Common Areas and any Common Facilities caused by Tenant’s removal of the Rooftop Equipment. If Tenant does not so remove the Rooftop Equipment by the expiration or earlier termination of the Term, the same shall be an Event of Default, and at Landlord’s election, the Rooftop Equipment shall be deemed abandoned and at Landlord’s option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of (at Tenant’s sole cost and expense) and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of the Rooftop Equipment, it being assumed that Tenant shall satisfy itself thereof. Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, losses, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’ installation, maintenance, repair, replacement, use or removal of the Rooftop Equipment, including without limitation, any voiding of the Roof Warranty caused by the installation, maintenance, repair, replacement, use or removal of the Rooftop Equipment, during the Term.

Section 3.5 Use of Union Labor. Tenant covenants and agrees that all contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration, including, without limitation, any Tenant’s Work, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the

Premises (including any such work performed by any person who contracts to provide services to any portion of the Premises, such as cable, DSL, communications, telecommunications or similar service) shall: (a) be bound by and signatory to a collective bargaining agreement with a labor organization (i) whose jurisdiction covers the type of work to be performed on the Premises, and (ii) who is an Approved Building Trades Department Contractor or Subcontractor (as hereinafter defined); and (b) observe area standards for wages and other terms and conditions of employment, including fringe benefits (collectively, the “Union Labor Requirement”). For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor who is currently affiliated with the Building and Construction Trades Department of the AFL- CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor which is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work on the Premises), the jurisdictional limitations established by the local BCTD.

Section 3.6 LEED Certification. Tenant acknowledges that Landlord has registered the Building with an application for LEED Certification at a level not lower than silver and may seek certification at a higher level. Tenant agrees to cooperate, at no material cost to Tenant, with Landlord’s reasonable request in connection with any such certification.

ARTICLE IV

BASE RENT; ADDITIONAL RENT

Section 4.1 Base Rent.

(a) Subject to the Building 100 Rent Credit (as defined below in Article XIV), Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms. Base Rent shall be payable in equal monthly installments of one-twelfth (1/12th) of the annual Base Rent then in effect and shall be paid without offset for any reason, in advance, on the first day of each calendar month during the Lease Term. Base Rent and Additional Rent shall be paid by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord by Tenant submitting to Landlord a completed electronic transfer form as set forth in Exhibit I. The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

(b) (i) The Base Rent per square foot for each Extension Term will be the then fair market rent per square foot for the Premises (the “Market Rent”), determined in accordance with this Section 4.1(b); provided that in no event shall the Base Rent for (x) the First Extension Term be less than the Base Rent in effect immediately prior to the expiration of the Initial Term, and (y) the Second Extension Term be less than the Base Rent in effect immediately prior to the expiration of the First Extension Term. For a period of 30 days after Tenant gives to Landlord written notice of exercise of the extension option pursuant to Section 2.4(b) (such period being called the “Negotiation Period”). Landlord and Tenant shall negotiate in good faith to attempt to agree upon the Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Market Rent prior to the determination of the arbitrator pursuant to Section 4.1(b)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be as so agreed.

(ii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 4.1(b)(iii), simultaneously submit to the arbitrator for binding arbitration a proposal as to the Market Rent. The Market Rent shall be determined as of the commencement of the applicable Extension Term at the then current arms-length negotiated base rents being charged for comparable space in comparable buildings located in the City of Cambridge, taking into consideration all relevant factors, including, but not limited to, location, building age and quality, amenities, parking, access to public transportation, permitted uses, condition of the Premises and lease term. The Market Rent may include escalations at various points during the applicable Extension Term. The arbitrator shall not have the right to modify any provision of the Lease except Base Rent. Within 30 days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the applicable Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent.

(iii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within 15 Business Days after the end of the Negotiation Period (such 15 Business Day period being herein called the “Selection Period”), attempt to agree upon an arbitrator to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1(b)(ii). If the parties are unable to agree upon an arbitrator within the Selection Period, then, at the end of the Selection Period, each party shall select an arbitrator and, within 15 Business Days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1(b)(ii). If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or as an appraiser for at least ten years, as would qualify such arbitrator as an expert with respect to leasing terms in the market area of the Project. Such arbitrator shall make the determination required pursuant to Section 4.1(b)(ii) within 30 days after selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

Section 4.2 Certain Additional Rent. Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies available for failure to pay Base Rent. The parties acknowledge and agree that the obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.3 Taxes.

(a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Share of Taxes (being Tenant’s Building Share of Building Taxes and Tenant’s Project Share of Project Taxes). Such amounts shall be estimated in good faith by Landlord at the end of each Tax Fiscal Year, and shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as reasonably determined by Landlord and when the actual amounts are determined. After readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant, upon Tenant’s request, but not more than once in any year, a copy of the most recent tax bill and any estimated tax bill.

(b) If, after Tenant shall have made any payment under this Section 4.3, Landlord shall receive a refund (the “Refund”) of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within thirty (30) days after receiving the Refund, pay to Tenant (unless an Event of Default then exists) an amount equal to (i) Tenant’s Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant’s Share of Taxes covered a shorter period than covered by the Refund, less (ii) Tenant’s Share of all expenses incurred by Landlord in connection with such proceedings (including, but not limited to, attorneys’ fees, costs and appraisers’ fees). Landlord shall have sole control of all tax abatement proceedings.

(c) Tenant’s obligation in respect of Taxes shall be prorated for any partial Tax Fiscal Year at the beginning or end of the Lease Term. If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

(d) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

Section 4.4 Insurance Costs. Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs. Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as reasonably determined by Landlord and also when actual Project Insurance Costs and Building Insurance Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Insurance Costs.

Section 4.5 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Costs. For purposes of determining Tenant’s Project Share of Project Operating Costs for any year during which the Project is less than ninety-five percent (95%) occupied, the actual Project Operating Costs shall be equitably adjusted to reflect ninety-five percent (95%) occupancy and normal, ongoing operation. For purposes of determining Tenant’s Building Share of Building Operating Costs for any year during which the Building is less than ninety-five percent (95%) occupied, the actual Building Operating Costs shall be equitably adjusted to reflect ninety-five percent (95%) occupancy and normal, ongoing operation. Tenant’s Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as determined by Landlord and also when actual Project Operating Costs and Building Operating Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Operating Costs and access to Landlord’s books and records in the event of an audit as provided in Section 4.7.

Section 4.6 Tenant’s Utility Costs. Landlord shall, to the extent practical and at its sole expense, cause the Premises to be separately metered or submetered for electric and gas use, including, without limitation, with respect to all variable air volume (“VAV”) boxes and pre-heaters, HVAC equipment and systems, lighting and outlets serving the Premises, such that Tenant’s Utility Costs are allocated based on the actual use of such utilities within the Premises. If the Premises are separately metered or submetered such that the utility provider bills Tenant directly for Tenant’s Utility Costs, Tenant shall pay Tenant’s Utility Costs directly to the utility provider promptly as due and payable. If the Premises are separately metered or submetered such that the utility provider bills Landlord for electric service provided to the Building and Landlord bills Tenant for Tenant’s Utility Costs, Tenant shall pay such bills for Tenant’s Utility Costs within thirty (30) days after receipt.

Section 4.7 Tenant’s Audit Rights. Annually, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Project Operating Costs, Building Operating Costs, Project Insurance Costs, Building Insurance Costs, Project Taxes and Building Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes). Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report by delivering a notice of its intention to perform such audit to Landlord within sixty (60) days after Tenant’s receipt of such report, in which event Tenant shall perform such audit within ninety (90) days after Tenant’s receipt of such report. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than ninety (90) days after Tenant’s receipt of the aforesaid report, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs, Insurance Costs and Taxes charged to Tenant for the period in question was overstated by more than five percent (5.0%), the reasonable out-of-pocket cost of such audit paid to a third party other than an employee of Tenant up to a maximum of $5,000.00, shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund. Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant within two years after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the periods for Tenant to request and perform an audit of Landlord’s books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by the corrective or supplemental report shall be reinstated and commence as of Tenant’s receipt of such corrective or supplemental report.

ARTICLE V

USE OF PREMISES

Section 5.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use. Landlord does not make any representation or warranty to Tenant that Tenant’s use of the Premises for the Permitted Use will comply with Legal Requirements, and Tenant is responsible for confirming such compliance.

Section 5.2 Restrictions on Use. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about the Project, and shall not make any use of the Project which is prohibited by or contrary to any Legal Requirements (including, but not limited to, the Master Special Permit) or the Declaration, or which would cause a public or private nuisance. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises for the business and activities of Tenant and/or Tenant’s Invitees. Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any act or thing on the Project which is illegal, dangerous, or which unreasonably disturbs other tenants. Tenant shall not do or permit to be done any act or thing on the Project which will invalidate or be in conflict with any insurance policies, or which will increase the rate of any insurance, covering the Building or any of the Other Buildings. If, because of Tenant’s failure to comply with the provisions of this Section or due to any use of the Premises or activity of Tenant or any Tenant’s Invitees in or about the Project, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase. Tenant shall cause any fire lanes located within the Project to be kept free of all parking associated with its business or occupancy. Tenant and each of Tenant’s Invitees shall conduct its business at all times so as not to unreasonably annoy or be offensive to other tenants and occupants of the Project. Tenant shall not permit the emission of any objectionable noise or odor from the Premises and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises. Tenant shall not place any file cabinets, bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows. Landlord shall use commercially reasonable efforts to include provisions similar to those set forth above in this Section 5.2 in leases with other tenants of the Project, subject to such changes as Landlord may negotiate in good faith.

Section 5.3 Hazardous Materials.

(a) Tenant (i) will not conduct any activity on or in the Premises or the Project that will use, store, dispose of, generate, release or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant’s business activities and (2) conducted in accordance with all Environmental Laws and Legal Requirements and with good scientific and laboratory practices; (ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant’s business and (2) properly stored in a manner and location satisfying all Environmental Laws and Legal Requirements and with good scientific and laboratory practices; (iii) will not install any underground tanks of any type; (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws and Legal Requirements, with good scientific and laboratory practices and otherwise subject to Section 5.3(b) below, and (v) will obtain and maintain all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental Laws) (collectively, the “Required Permits”) to use or store any Hazardous Materials in the Premises and to dispose of the same and will promptly provide each Required Permit to Landlord upon Tenant’s receipt thereof. If there is a release of any Hazardous Materials at the Premises or any Hazardous Materials are brought or found on the Premises in violation of the provisions of this Section, Tenant shall immediately notify Landlord in writing of the same and the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws and Legal Requirements and with good scientific and laboratory practices. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a safety data sheet (an “SDS”) was issued by the producers or manufacturers thereof, together with copies of the SDS’s for such materials, and shall deliver such list and SDS copies to Landlord upon Landlord’s request therefor. Except for Hazardous Materials that existed in or on the Premises as of the Commencement Date and which were not brought onto the Premises by Tenant or any of Tenant’s Invitees, Tenant shall remove all Hazardous Materials from the Premises in a manner acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall not unreasonably interfere with Tenant’s business and shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the cost thereof within 30 days after Landlord’s request therefor. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold the Landlord Parties harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, reasonable attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which result from the (i) use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Project by Tenant or Tenant’s Invitees, (ii) any failure by Tenant or any of Tenant’s Invitees to comply with applicable Environmental Laws and/or Required Permits (including without limitation, the failure to obtain any Required Permit), or (iii) any failure by Tenant or any of Tenant’s Invitees to comply with the provisions of this Section 5.3, including without limitation any contamination to the Project arising from any such failure by Tenant or any of Tenant’s Invitees.

(b) Attached hereto as Exhibit J is a complete list of all Hazardous Materials and quantities intended by Tenant to be used and stored by Tenant in the Premises as of the Commencement Date. Tenant shall not use or permit to exist in the Premises any Hazardous Materials other than those listed on Exhibit J and only in such quantities permitted by applicable Legal Requirements (the “Permitted Hazardous Materials and Quantities”) Tenant shall provide Landlord with an updated Exhibit J within five (5) Business Days of written request therefor; provided, however, that, subject to the following provisions of this Section 5.3, Tenant may make reasonable adjustments to the types of Hazardous Materials and quantities used or stored in the Premises, as required by Tenant’s business operations, so long as (i) such types and quantities are materially consistent with the types, risk level and quantities of the Permitted Hazardous Materials and Quantities and are not any of the types of Hazardous Materials listed on Exhibit K-1 (and if any such Hazardous Materials are of the types listed on Exhibit K-2, Tenant shall provide Landlord with at least ten (10) Business Days’ prior written notice prior to using or storing the same in the Premises and shall permit Landlord to review any application for any Required Permit required for the same at least ten (10) Business Days’ prior to filing the same and permit Landlord to attend any hearing or meeting with any governmental entity responsible for issuing any Required Permit), and (ii) to the extent that any portion of the Premises are included in a “control area” under 527 CMR that includes an area larger than such portion of the Premises, such types and quantities of Hazardous Materials subject to regulation under 780 CMR 307 to be used (or for which Tenant obtains or seeks to obtain Required Permits to use) in each such portion of the Premises do not exceed the proportionate share that such portion of the Premises bears to such control area. In addition, Tenant shall complete and deliver to Landlord a Hazardous Materials audit checklist, in a form reasonably acceptable to Landlord, at least annually within thirty (30) days of each anniversary of the Commencement Date or at sooner intervals upon Landlord’s written request if Landlord has reason to believe that Tenant has violated the provisions of this Section 5.3 or other provisions of the Lease governing Hazardous Materials. In addition to the foregoing, Tenant shall comply with all terms, conditions and guidelines contained in any MWRA permit applicable to the Premises and agrees to further acknowledge such agreement to so comply in writing upon request of Landlord.

The provisions of this Section 5.3 shall survive the expiration or earlier termination of this Lease.

Section 5.4 Tenant’s Operation of A Vivarium . Tenant may operate a vivarium within a specific portion of the Premises that is approved as to location and size in advance in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Subject to Sections 3.5 and 7.5, the vivarium shall be constructed in accordance with all applicable Legal Requirements (including without limitation, Environmental Laws) and in accordance with plans and specifications approved in writing by Landlord and shall include a vacuum-enabled disposal facility for bedding waste and any other noxious wastes. The vivarium shall be used for biopharmaceutical research and development and the handling and testing of animals approved in advance in writing by Landlord (the “Permitted Animals”). If Tenant proposes to use any animals other than the Permitted Animals in its operations, it shall first obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Animal testing, solely of Permitted Animals, shall be permitted subject to the following: (i) all testing shall be conducted in strict compliance with all applicable Legal Requirements (including without limitation, Environmental Laws), best scientific and medical practices and in a manner consistent with the highest standards of the industry; (ii) all animals carcasses or any waste product related thereto (including, without limitation, any cages or other containers of the Permitted Animals), shall be disposed of, at Tenant’s sole cost and expense, by a qualified and licensed waste disposal company engaged by Tenant, and not in any common disposal receptacles at the Project, and in strict compliance with all applicable Legal Requirements (including without limitation, Environmental Laws), best scientific and medical practices and in a manner consistent with the highest standards of the industry; (iii) no odors, noises or any similar nuisance shall be permitted to emanate from or permeate outside the vivarium; (iv) Tenant’s use of the vivarium shall not interfere with the quiet use and enjoyment by other tenants or occupants of the Building or their respective premises in the Building; and (v) Tenant shall be solely responsible for obtaining any permits, approvals, licenses or the like to install and use the vivarium. Tenant shall keep the Permitted Animals solely within the vivarium and shall be responsible, at Tenant’s sole cost and expense, for all vermin control relating in any way to the vivarium. Tenant shall procure and deliver to Landlord copies of all necessary permits and approvals necessary for the use and operation of the vivarium before allowing any Permitted Animals into the Premises and shall maintain such permits and approvals during the Lease Term and deliver to Landlord copies thereof from time-to-time upon Landlord’s written request. All deliveries of the Permitted Animals to the Premises shall be made through the freight elevator in the Building and shall not interfere with, damage or adversely affect any items being delivered or any deliveries being made to Landlord or any other tenants or occupants. Prior to the expiration or earlier termination of the Lease, Tenant shall remove the vivarium and all contents of the vivarium, including without limitation all animals, from the Premises and shall repair any damage caused by such removal at its sole cost and expense. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, losses, costs and expenses of every kind and nature, including reasonable attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’ installation, maintenance, repair, replacement, use or removal of the vivarium, except to the extent arising from the gross negligence or willful misconduct of Landlord. In addition, for the avoidance of doubt, Tenant’s rights with respect to the vivarium shall be subject to the provisions of Sections 3.5, 5.3, 7.3, 7.4 and 7.5 hereof.

ARTICLE VI

LANDLORD’S SERVICES

Section 6.1 Landlord’s Services. Landlord shall furnish to the Building the services set forth below in this Section, subject to the conditions stated in this Lease and in a manner consistent with other Class A buildings in the same Cambridge sub-market area as the Building. The cost of certain of these services are to be (i) paid by Tenant, as provided in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable.

(a) Building. Landlord shall maintain and keep in good condition and repair the exterior and structure of the Building and mechanical elements of the Building, including the roof and roof structure, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company).

(b) Systems. Subject to Tenant’s obligations under Section 7.4, Landlord shall operate, maintain and repair the heating, ventilating and air conditioning system, the plumbing system and the electrical system of the Building. Landlord shall provide heating and air conditioning services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m., on Saturdays, excluding holidays (such hours, the “Business Hours”). If Tenant desires heating or air conditioning services at the Premises at any time other than Business Hours, Landlord shall use reasonable efforts to arrange for such “after hours” heating or air conditioning service, and Tenant shall pay for such service as Additional Rent at a flat rate of $150.00 per hour per floor or portion thereof, subject to reasonable adjustment by Landlord from time to time on the basis of changes in Landlord’s costs of providing the service. Notwithstanding the foregoing, Tenant shall be responsible for operating, maintaining and repairing any laboratory systems serving the Premises or any other systems installed by Tenant.

(c) Water and Sewer. Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary, lavatory and laboratory purposes. Landlord may install a water meter at Tenant’s expense and thereby measure Tenant’s water consumption. Tenant shall pay Landlord, as Additional Rent, within thirty (30) days after invoice the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption. Such meter and installation equipment shall be maintained in good working order and repair at Tenant’s expense. Any water or sewer services charged directly to Tenant or to other tenants of the Building shall not be included in Operating Costs.

(d) Elevators. Landlord will provide automatic, operator-less elevators in the Building; provided, that Landlord may restrict Tenant from accessing elevators that do not serve the portions of the Building in which the Premises are located.

(e) Common Areas. Landlord shall provide heating and air conditioning for the Common Areas inside the Building during business hours. Landlord shall clean, provide lighting, repair, maintain and provide janitorial services for the Common Areas including, to the extent reasonable, the Parking Areas, in order to maintain the Common Areas in a manner substantially similar to the manner and standard that Landlord provided such services prior to the date of this Lease. Notwithstanding the above, any damage to the Common Areas or Common Facilities caused by any of Tenant’s Invitees shall be the sole responsibility of Tenant.

(f) Waste Removal. Subject to the provisions of (i) Section 7.3 with respect to Lab Areas (as defined therein) and (ii) Sections 5.3 and 5.4, Landlord shall provide or arrange for ordinary and reasonable waste removal services for the Building. In the event that Landlord determines that Tenant’s quantity of waste is excessive in comparison to other tenants of the Building, or, in the event that Landlord determines that Tenant’s waste is other than waste generated by typical office use, Landlord may bill Tenant directly as Additional Rent for any such additional cost therefor or require that Tenant be responsible for disposing of its own waste.

(g) Janitorial Services. Subject to the provisions of (i) Section 7.3 and (ii) Sections 5.3 and 5.4, Landlord shall supply or cause to be supplied routine janitorial services for the Common Areas. Such services may be revised from time to time by Landlord in its sole discretion.

(h) Taxes. Landlord shall pay or cause to be paid all Taxes levied upon or with respect to the Project, subject to Tenant’s obligations with respect to Taxes pursuant to Section 4.3.

(i) Insurance. Landlord shall procure and maintain, or cause to be procured and maintained, in full force and effect, fire, casualty and extended coverage insurance with respect to the Project, with vandalism and malicious mischief endorsements, liability insurance with respect to the Common Areas, rent loss insurance and such other insurance upon or with respect to the Project as Landlord and/or Other Landlords determine to be necessary, appropriate and/or desirable (comparable to other similar properties in the City of Cambridge) or is required by Landlord’s and/or Other Landlords’ lender, all with such limits of coverage as Landlord, Other Landlords or their lender may deem necessary, appropriate and/or desirable, subject to Tenant’s obligations with respect to Insurance Costs pursuant to Section 4.4.

(i) Shuttle Service. Landlord and/or the Other Landlords shall provide or cause to be provided shuttle service to and from the Project and Alewife Station in Cambridge, Massachusetts in accordance with the transportation management plan for the Project. In addition, shuttle service beyond what is required by the transportation management plan may be provided. The costs of all shuttle service provided pursuant hereto shall be included in Operating Costs.

Section 6.2 Extraordinary Use. Tenant acknowledges that the services to be supplied by Landlord after occupancy by Tenant will be sufficient only for ordinary office and laboratory uses. Any additional capacity or structural support, as determined by Landlord, needed for uses beyond such uses, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

Section 6.3 Interruption; Delay. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will promptly commence and use diligent efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty. If any of such services are interrupted by a cause or causes within the reasonable control of Landlord so as to render the Premises, or a significant portion thereof, untenantable and such interruption of services continues for five (5) consecutive Business Days after Tenant gives Landlord written notice thereof, Tenant shall be entitled to an abatement of Base Rent in proportion to the portion of the Premises rendered untenantable for each day after such fifth (5th) Business Day that such untenantable condition continues by reason of such interruption in services and such interruption.

Section 6.4 Additional Services. Should Tenant request any additional services, Tenant agrees to pay to Landlord as Additional Rent therefor Landlord’s actual costs for providing such service, plus an additional fifteen (15%) percent of such costs as an administrative fee, within thirty (30) days of Landlord’s billing Tenant therefor.

ARTICLE VII

CERTAIN OBLIGATIONS OF TENANT

Section 7.1 Rent. Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

Section 7.2 Utilities. In addition to gas and electricity which is the subject of Section 4.6 and water and sewer which is the subject of Section 6.1(c), Landlord reserves the right at its expense to cause any or all of Tenant’s other utilities to be separately metered or submetered. In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates. In the event Tenant’s utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within thirty (30) days of Landlord’s billing therefor. In the event Tenant’s utility usage is not separately metered, then, except for Tenant’s Utility Costs, Tenant shall pay for such usage as a part of the Operating Costs. Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building. Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay. Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant’s expense.

Section 7.3 No Waste. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste. Notwithstanding the foregoing, with respect to any portion of the Premises used for laboratory (including without limitation, for vivarium purposes), research and development or manufacturing purposes (collectively, the “Lab Areas”), Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services thereto in a neat and first-class manner consistent with the cleaning standards generally prevailing in comparable buildings in and around the Greater Boston area for laboratory space or as otherwise reasonably established by Landlord in writing from time to time, using an insured contractor or contractors selected by Tenant and approved in writing by Landlord and such provider shall not interfere with the use and operation of the Building or Project by Landlord or any other tenant or occupant thereof. Tenant shall also be responsible to arrange for, at Tenant’s sole cost and expense, any waste (including laboratory waste) and refuse removal services for Tenant’s laboratory operations at the Premises. All such waste (including laboratory waste) and refuse removal shall be performed in compliance with applicable Environmental Laws and Legal Requirements using licensed laboratory waste disposal companies. All waste (including laboratory waste) and refuse that Tenant is responsible to remove per the provisions above in this paragraph shall be stored in the Premises and shall be removed on a daily basis.

Section 7.4 Maintenance; Repairs; and Yield-Up; Decommissioning . Except for items that are Landlord’s responsibility under Section 6.1, Tenant will keep the Premises neat and clean and maintain the same in good repair, condition and appearance, subject to reasonable wear and tear and damage by fire or other casualty. Tenant’s obligation to so maintain and repair the Premises shall apply to ail of the Premises, including, without limitation, all doors, glass, fixtures, interior walls, floors, ceilings, and any other systems exclusively serving the Premises (including, without limitation, all laboratory, utility systems and the HVAC systems and units exclusively serving the Premises). There is excepted from Tenant’s such obligations under this Section only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord, and (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all utilities safely capped, and in good repair and condition, subject to reasonable wear and tear and damage by fire or other casualty, and remove all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. Tenant shall cause all maintenance and repair work to conform to Legal Requirements. Tenant shall keep the Premises clear of all filth, trash and refuse. If Tenant fails to perform Tenant’s obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than five (5) Business Days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord’s reasonable judgment in light of the nature of Tenant’s obligations to be performed), giving Tenant the opportunity to have its representative observe the performance of such obligations if practical, and if Landlord causes any of such obligations to be performed as permitted above, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, Tenant shall, to the reasonable satisfaction of Landlord; (i) cause the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that the Premises contains any Hazardous Materials, or is otherwise in violation of any Environmental Law; (ii) decommission the Premises to the satisfaction of Landlord’s environmental, health and safety consultant and otherwise in accordance with applicable laws and best practices for similarly used laboratory space, and to the satisfaction of Landlord and any governmental authority involved in the closure; (iii) terminate all licenses, permits, registrations and consents obtained by Tenant for the use or storage of Hazardous Materials at the Premises; (iv) remove from the Premises and dispose of all Hazardous Materials stored in the Premises by Tenant or any of Tenant’s Invitees in compliance with applicable laws (including, without limitation, all Environmental Laws); (v) decontaminate all surfaces and fixed equipment in the Premises; (vi) review and remediate and properly dispose of any specific Hazardous Materials that may be associated with any laboratory and/or research and development fixtures used by Tenant in the Premises; and (vii) provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

Section 7.5 Alterations by Tenant. Except as otherwise expressly set forth hereinbelow, Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord’s consent in writing as provided below (which consent shall not be unreasonably withheld), and then only at Tenant’s expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9, 7.11 and 7.12. Notwithstanding the foregoing, so long as Tenant provides Landlord with at least ten (10) days’ prior written notice of and sufficiently describing the same, and subject to the Rules and Regulations and the terms and provisions set forth in Section 3.5 and this Section 7.5 below that do not otherwise require Landlord’s consent, Landlord’s consent shall not be required with respect to any alterations, additions or improvements to the Premises which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, (iv) in the aggregate do not cost more than $50,000.00 per project, and (v) are not part of the Phase 1 Work, the Phase 2 Work or the Phase 3 Work or the Infrastructure Work. Any alteration or addition shall be consistent in appearance with the rest of the Building and the Project and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications. The contractor(s) performing the work shall be subject to Landlord’s approval, which will not be unreasonably withheld. All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such hours as approved in writing by Landlord, and in such a way that utilities will not be interrupted and other tenants and occupants of the Project will not suffer unreasonable inconvenience or interference as determined by Landlord.

Tenant’s Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work. Both during and after the performance of any such work, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord’s free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building. Unless Landlord elects otherwise, but subject to Section 7.6, all installations, alterations, additions or improvements in or to the Premises (excluding removable laboratory and/or research and development equipment or other trade fixtures installed in or to the Premises, but including fume hoods and laboratory benches) shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

Section 7.6 Trade Fixtures and Equipment. Any trade fixtures (other than fume hoods and laboratory benches) installed in, or attached to, the Premises by, and at the expense of, Tenant shall remain the property of Tenant. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all such trade fixtures (other than fume hoods and laboratory benches) which it may have installed in, or attached to, the Premises, during the Lease Term. In addition, prior to the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures unless Landlord gives Tenant a written waiver for same (if Tenant requests, Landlord shall state in writing whether it will grant a waiver at the time Tenant installs a trade fixture). At any time that Tenant removes any of its trade fixtures, Tenant shall promptly repair the Building as a result of any damage to, or destruction of, the Building caused by the removal of any of its trade fixtures.

Section 7.7 Compliance with Laws. Tenant, in its use of the Premises and at its sole expense, shall comply with all Legal Requirements, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all Legal Requirements.

Section 7.8 Contents at Tenant’s Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate the Landlord from its own negligent acts or omissions. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease. Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9 Exoneration, Indemnification, Hold Harmless and Insurance. Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from: (i) any breach of this Lease by Tenant or any of Tenant’s Invitees or other Person claiming by, through or under Tenant; and/or (ii) any misconduct or negligence of any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about the Project, which such accident, damage or injury results from the negligence or misconduct on the part of Tenant or any of Tenant’s Invitees. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

From and after any early occupancy by Tenant, if any, allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord’s mortgagee(s) are included as additional insureds. Each such policy shall be endorsed to provide Landlord with thirty (30) days prior written notice of cancellation or non-renewal (except such period shall be ten (10) days in the event of non-payment of premiums), and Tenant shall deliver to Landlord prior to any early occupancy, prior to commencement of the Lease Term, at the expiration of any then effective coverage and at such other times upon request by Landlord (not to exceed twice in any calendar year) a satisfactory written certificate of insurance coverages in substantially in the form attached hereto as Exhibit H or the renewal or replacement of such coverages. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage, each occurrence, and Two Million Dollars ($2,000,000.00) limits aggregate, together with an overall umbrella coverage of an additional Five Million Dollars ($5,000,000.00). Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises without first delivering to Landlord satisfactory evidence of the Contractor’s commercial general liability insurance, worker’s compensation insurance, automobile insurance and, if required by Landlord’s lender, statutory lien bonds, each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and all companies providing insurance coverage should be licensed in the Commonwealth of Massachusetts, be in sound financial condition, maintain an A.M. Best rating of A- or better, and be reasonably acceptable to Landlord. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of the Project, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate the Landlord from acts of its own negligence.

Section 7.10 Landlord’s Access. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, upon at least 24 hours’ prior notice and only during Business Hours (except during emergency events in which Landlord shall not be required to give such prior notice) and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, tenants and lenders) and to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord’s fixtures serving or to serve the Premises or other parts of the Project (which shall be installed above ceilings, behind walls, along existing columns, or in other areas which do not interfere with Tenant’s business), or to maintain or repair any portion of the Project, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on the Project, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency; provided, however, except in case of an emergency, Tenant shall have the right to have a representative present with Landlord in the event that Landlord is seeking to access areas within the Premises that Tenant has notified Landlord of in writing that it considers to be “restricted areas” (acting reasonably) unless such representative is not provided after a reasonable opportunity to have such representative present. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes so long as Landlord promptly restores the same to substantially the same condition as existed immediately prior to opening such items. In addition, except where Landlord’s entry occurs in the event of an emergency or in connection with the making of necessary repairs or maintenance to the Building, Tenant may restrict Landlord’s access to the portions of the Lab Areas comprising Tenant’s funghi laboratory and microbiology laboratory (so long as Tenant provides Landlord with prior written notice and a plan showing such areas in detail) (such areas are, collectively, the “Restricted Lab Areas”) and, except where Landlord’s entry occurs in the event of an emergency, may (i) condition any third-party’s access to the Restricted Lab Areas on such third-party entering into a commercially reasonable non-disclosure agreement and (ii) delay such entry, for not more than five (5) days, in order to allow Tenant to complete any ongoing experiments and/or manufacturing steps. Landlord acknowledges that any access by Landlord to the Premises may provide Landlord with access to Tenant’s proprietary information which exposure could be detrimental to Tenant’s business and intellectual property interests. Upon the request of Tenant, Landlord will execute a reasonable and customary non-disclosure and confidentiality agreement (“NDA”) with respect to such access and shall return such NDA within five (5) Business Days of such request.

Section 7.11 No Liens. Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant. Landlord may condition the right of Tenant to do any work which could result in a lien upon the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord’s lender) or indemnities satisfactory to Landlord.

Section 7.12 Compliance with Rules and Regulations. Tenant covenants that all of its Invitees will comply with the Rules and Regulations and all other reasonable rules and regulations as Landlord may from time to time hereafter promulgate to regulate the conduct generally of all the tenants of the Building. Landlord, however, shall have the reasonable right to change the Rules and Regulations and to waive any one or more of them in the case of any one or more tenants. Landlord shall enforce the Rules and Regulations, if at all, in a non-discriminatory manner.

Section 7.13 Further Construction. Landlord shall have the right, but not the obligation, to construct an expansion or additional phase of the Building (an “Addition”). If Landlord elects to construct an Addition, Tenant shall cooperate with Landlord in connection with Landlord’s plans to construct the Addition and the construction of the Addition, and neither Tenant nor any of its Invitees shall take any action which will interfere with such plans or construction. Without limiting the generality of the foregoing, Tenant agrees to provide (at no cost to Tenant) such assistance and cooperation as Landlord may request, from time to time, in order for Landlord to timely obtain all licenses, permits, approvals and certificates of occupancy as may be necessary and/or appropriate in connection with an Addition. Landlord shall plan the construction of any Addition and related staging in a manner reasonable under the circumstances to minimize any material interference with Tenant’s access to and/or use of the Premises during the performance of such construction, which planning shall include reasonable advance written notice to Tenant of Landlord’s construction activities which are likely to disturb Tenant’s ongoing experiments or lab work in the Premises to facilitate the taking of protective steps by Tenant. Tenant acknowledges that, from time to time, dust, noise, vibrations and interruptions to power and other utilities (including water and sewer) and/or inability to maintain the temperature in the Building at customary levels may, among other construction-related interference, occur on a temporary basis in connection with the construction of an Addition. Tenant is responsible to safeguard, insure and protect adequately its property (including any sensitive electronic equipment and computers) during the construction process and Landlord shall not be liable to Tenant for any direct or indirect damage or loss suffered by Tenant as a result of Landlord’s construction activities provided that they are undertaken in a manner consistent with this Section. Tenant shall notify Landlord if any such construction-related interference should occur. Upon receipt of written notice from Tenant, Landlord shall undertake those measures reasonable under the circumstances to minimize any material interference with Tenant’s access and/or use of the Premises during the performance of any such construction by Landlord. Tenant shall not be entitled to any abatement of rent or to claim any constructive eviction as a result of Landlord’s construction activities if Landlord has complied with the requirements of this Section.

ARTICLE VIII

SUBLETTING AND ASSIGNMENT

Section 8.1 Subletting and Assignment.

(a) Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto; provided that, no such consent shall be required for (i) the Pre-Approved Sublease or (ii) subject to Section 8.1(b)(ii), an assignment of this Lease to a Permitted Transferee. Landlord will not unreasonably withhold, condition or delay its consent to any assignment of this Lease or sublease of all or any part of the Premises under the circumstance described in Section 8.1(b)(i); otherwise, the consent of Landlord to an assignment, sublease or other transaction covered by this Section 8.1(a) will be within Landlord’s sole discretion. As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation: (x) any transfer of Tenant’s interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; or (y) the transfer or sale of a controlling interest in Tenant (whether in a single transaction or a series of transactions) and whether by sale of its capital stock or otherwise, other than by reason of a sale of a portion of the capital stock of Tenant to raise capital which does not result in a change in the day-to-day control of Tenant or sales of stock on a recognized exchange.

(b) (i) Landlord will not unreasonably withhold or delay its consent to any assignment of this Lease or any sublease of all or any part of the Premises, so long as (A) the assignment or sublease will not violate the terms of the Declaration; (B) the assignee or subtenant and its proposed use is of a character consistent with the Project; (C) the assignee’s or subtenant’s proposed use is permitted under the terms of this Lease; (D) the assignee or subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (E) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment or sublease, including, without limitation, reasonable attorneys’ fees not to exceed $3,500.00; (F) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or sublease or the proposed use by the assignee or subtenant; (G) each of Landlord’s mortgagees has consented in writing to such assignment or sublease if such mortgagee’s consent is required pursuant to the terms of the applicable financing documents; (H) if a sublease, there is not more than a total of one (1) subtenant, including the proposed subtenant under the proposed sublease, • in occupancy of the Premises or portions thereof; and (I) if a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord.

(ii) Notwithstanding anything to the contrary in Section 8.1(a), Landlord’s prior written consent to an assignment of this Lease to a Permitted Transferee shall not be required, so long as: (1) the Permitted Transferee assumes this Lease pursuant to a customary document reasonably satisfactory to Landlord; (2) the assignee is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (3) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment, including, without limitation, reasonable attorneys’ fees not to exceed $3,500.00; (4) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or the proposed use by the assignee; (5) the successor to Tenant has a tangible net worth, computed in accordance with GAAP, at least equal to the greater of (i) the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer computed in accordance with GAAP, or (ii) the tangible net worth of Tenant herein named on the date of this Lease computed in accordance with GAAP; and (6) each of Landlord’s mortgagees has consented to such assignment if such mortgagee’s consent is required pursuant to the terms of the applicable financing documents.

(c) In the event of any permitted assignment of this Lease or sublease of ail or any part of the Premises by Tenant (including, but not limited to, the Pre-Approved Sublease), Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublease which exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease amortized on a straight-line basis over the remaining Lease Term. No such assignment shall be valid or effective unless and until the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which inter alia, such new tenant assumes all of the obligations of Tenant under this Lease; and the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the terms of this Lease. No such sublease shall be valid or effective unless and until (i) the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which inter alia, such subtenant (A) assumes all of the obligations of Tenant under this Lease with respect to the portion of the Premises that is subject to such sublease, (B) agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) acknowledges that Landlord has no obligations to such subtenant under this Lease, the sublease or otherwise, (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof to Landlord in accordance with the terms of this Lease, and (E) agrees that, in the event of the termination of this Lease, at Landlord’s sole option, either (1) such sublease shall be automatically terminated and such subtenant shall immediately surrender the subleased portion of the Premises to Landlord in accordance with the terms of this Lease for surrender of the Premises upon termination of this Lease or (2) such sublease shall become a direct lease of the subleased portion of the Premises between Landlord and such subtenant on the terms and conditions set forth in such sublease; and (ii) such subtenant delivers to Landlord evidence of the insurance coverages required to be maintained by such subtenant under the agreement referenced in clause (ì) above. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d) Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord’s consent to an assignment of this Lease (other than to a Permitted Transferee) or a sublease of fifty percent (50%) or more of the Premises (other than to a Permitted Transferee or pursuant to the Pre-Approved Sublessee), Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord’s option, Landlord may terminate this Lease only as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant’s Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building and the Project). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord’s sole discretion for the Premises or the portion of the Premises released from this Lease. Notwithstanding the above provisions of this Section 8.1(d) to the contrary, if Landlord exercises its option to terminate this Lease in whole or in part under this Section 8.1(d), Tenant may, by written notice given to Landlord within three (3) Business Days after Landlord exercises such option, withdraw Tenant’s request for Landlord’s consent to the subject assignment or sublease, in which event this Lease shall not terminate.

(e) During the eighteen (18) months prior to expiration of the Lease Term, (i) any sublease of all or any portion of the Premises or any assignment of the Lease (other than a sublease or assignment to a Permitted Transferee) shall be made, if at all, only through Landlord or a broker designated by Landlord (including The Bulfinch Companies, Inc.), as broker (in which event Tenant shall directly engage such broker and such broker will agree to actively market the applicable portion(s) of the Premises), and (ii) Tenant shall not offer or solicit offers for ail or any portion of the Premises for sublease other than through Landlord or a broker designated by Landlord (including The Bulfinch Companies, Inc.). Notwithstanding the foregoing provisions of this Section 8.1(e), Tenant shall have no obligation to pay a brokerage commission to Landlord or a broker designated by Landlord in the event that Tenant enters into a sublease during the eighteen (18) months prior to the expiration of the Lease Term with a subtenant that directly contacts Tenant (without any direct or indirect solicitation by Tenant) unless either (i) such subtenant was in contact with Landlord or any broker designated by Landlord regarding a lease or sublease of space in the Building or elsewhere in the Project prior to entering into such sublease or (ii) Tenant has agreed to pay such brokerage commission. This Section 8.1(e) shall not be applicable prior to the eighteen (18) months prior to expiration of the Lease Term.

(f) Tenant shall not enter into any arrangements with any subtenant or assignee to circumvent, or which have the effect of circumventing, (i) Tenant obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

ARTICLE IX

RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

Section 9.1 Subordination to Mortgages and Ground Leases. Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon the Project, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree in writing not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. Tenant agrees that it will, upon ten (10) Business Days’ advance written request from Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, execute, acknowledge, and deliver any and all instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor. Upon ten (10) Business Days’ written request from Landlord, any holder of a mortgage or ground lease on the Project or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into a recognition and attornment agreement, in the form reasonably requested by such party, with such party. Landlord represents and warrants that as of the date of this Lease there are no mortgages encumbering the Property except a mortgage in favor of Citizens Bank, National Association, as administrative agent (the “Current Mortgagee”). Landlord hereby agrees to use commercially reasonable efforts to obtain for Tenant, a subordination, non-disturbance and attornment agreement from Current Mortgagee with respect to its mortgage, in the standard form customarily employed by Current Mortgagee with such customary commercially reasonable changes as Tenant may reasonably request.

Section 9.2 Lease Superior at Mortgagee’s or Ground Lessor’s Election. At the request in writing of any mortgagee, or ground lessor, of the Project, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

Section 9.3 Notice to Mortgagee and Ground Lessor. Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of the Project, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within thirty (30) days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default. In the event of any inconsistency between this Section and any similar provision in any subordination, non-disturbance and attornment agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of such subordination, non-disturbance and attornment agreement shall be controlling.

Section 9.4 Limitations on Obligations of Mortgagees, Ground Lessors and Successors. Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than thirty (30) days before the due date of such installment; (b) bound by any amendment or modification to this

Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest; (c) liable for any previous act or omission of Landlord (or its predecessors in interest); (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest); (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest. Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder’s last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within thirty (30) days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same so long as such holder is diligently prosecuting such cure. In the event of any inconsistency between this Section and any similar provision in any subordination, non-disturbance and attornment agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of such subordination, non-disturbance and attornment agreement shall be controlling.

Section 9.5 Estoppel Certificate By Tenant. Tenant agrees, at any time and from time to time, within ten (10) Business Days after written request by Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, (a) to execute, acknowledge and deliver to Landlord a statement in writing certifying that (except as may be otherwise specified by Tenant): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (v) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (vi) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) Tenant is not in default under this Lease; (viii) to the best of Tenant’s knowledge, Landlord is not in default of this Lease; and (ix) such other information as Landlord may reasonably request about this Lease or Tenant’s occupancy; and (b) to deliver information in form satisfactory to Landlord and such holder or ground lessor concerning Tenant’s operations as may be reasonably requested, including but not limited to historic and current financial statements of Tenant, but only if such recipients agree in writing to keep such information confidential.

Section 9.6 Amendment of Declaration. Tenant agrees that the Declaration may be amended from time to time without the consent of Tenant, so long as such amendment does not materially adversely affect the use and enjoyment of the Premises by Tenant pursuant to this Lease, materially increase Tenant’s obligations in respect of Additional Rent, or further restrict Tenant’s ability to sublease or assign this Lease. All references herein to the Declaration shall be references to the Declaration as amended from time to time. Landlord shall provide Tenant with copies of any future amendments of the Declaration.

ARTICLE X

CASUALTY

Section 10.1 Damage From Casualty.

(a) If any portion of the Premises or the Building affecting Tenant’s use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within sixty (60) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work with respect to the damage to the Premises and other portions of the Building affecting Tenant’s use of the Premises which is the responsibility of Landlord as provided below. If Landlord reasonably estimates that either (i) Tenant will not be able to occupy more than 50% of the Premises at any time during the nine months after the commencement of the Restoration Period or (ii) the Restoration Period will be longer than one year (or if less than one year, longer than the remaining Lease Term), then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within fifteen (15) Business Days after Landlord gives Tenant written notice of such estimate. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises. If (i) Landlord reasonably estimates that the Restoration Period will be one year or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than one year but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, with reasonable dispatch, repair or rebuild so much of the Premises (and those portions of the Building affecting Tenant’s use of the Premises, as applicable) as were originally constructed by Landlord to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property (but only to the extent of the proceeds of insurance carried or required by this Lease to be carried by Tenant).

(b) If, pursuant to Section 10.1(a), Landlord is required to restore the Premises (and those portions of the Building affecting Tenant’s use of the Premises, as applicable) and Landlord fails to substantially complete such restoration by the end of the Restoration Period (subject to extension for delays described in Section 10.1(c) and for delays beyond the reasonable control of Landlord), then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

(c) Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds. Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”. The term “net recovered insurance proceeds” shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

Section 10.2 Abatement of Rent. In the event that the provisions of Section 10.1 shall become applicable, the Base Rent, Tenant’s Project Share of Taxes and Project Operating Costs, and Tenant’s Building Share of Building Operating Costs shall be abated or reduced proportionately for the period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

Section 10.3 Landlord’s Right to Terminate. Notwithstanding the foregoing, Landlord may terminate this Lease following: (a) damage or destruction to the Premises to the extent of fifty (50%) or more of the cost of replacement thereof; (b) damage or destruction to the Building to the extent of thirty (30%) or more of the cost of replacement thereof; or (c) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes. Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within sixty (60) days after the date of the damage or sixty (60) days after the date Landlord receives written notice of such damage, whichever is later. Such notice of termination shall be effective on the date thereof.

ARTICLE XI

EMINENT DOMAIN

Section 11.1 Eminent Domain; Right to Terminate and Abatement in Rent. If the Premises or any part thereof, or the whole or any substantial part of the Building, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of Landlord (given by written notice to Tenant within ninety (90) days of the taking or within ninety (90) days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent according to the nature and extent of the injury sustained by the Premises as determined by Landlord, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation. To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises. In the event of a taking of any portion of the Building, Tenant’s Share shall be recomputed.

Section 11.2 Restoration. If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore the Project and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient, in Landlord’s judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right to select which portions of the Project, if any, shall be restored. The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor. In the event Landlord fails to commence restoration of the Project and/or the Premises within sixty (60) days after the taking, Tenant shall have the right to terminate the Lease upon sixty (60) days’ prior written notice to Landlord.

Section 11.3 Landlord to Control Eminent Domain Action. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord. Provided, however, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving and other relocation expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.1 Event of Default. As used herein, “Event of Default” shall mean the occurrence and/or existence of any one or more of the following: (a) (i) Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant twice in any twelve (12) month period, Tenant shall fail, on a third occasion within the twelve (12) months following the giving of the first such notice by Landlord, to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty (30) days, but is capable of being cured, such thirty (30) day period shall be extended by up to sixty (60) additional days provided that Tenant commences to cure such default within said thirty (30) day period, continues to do so diligently, and thereafter completes such cure within not more than ninety (90) days following the notice of default; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within sixty (60) days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within sixty (60) days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease.

Section 12.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without further demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

(b) If, pursuant to Section 12.2(a), Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord during the remainder of the Lease Term the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys’ fees). Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant’s liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c) If, pursuant to Section 12.2(a), Landlord terminates this Lease, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord. For the purposes of computing damages payable pursuant to this Section 12.2(c), the Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be the product of such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term. For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 12.2 the total rent shall be computed by assuming the Tenant’s Project Share of Project Taxes, the Tenant’s Project Share of Project Operating Expenses, the Tenant’s Project Share of Insurance Costs, the Tenant’s Building Share of Building Taxes, the Tenant’s Building Share of Building Operating Expenses and the Tenant’s Building Share of Insurance Costs under this Lease to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

(d) Tenant will be responsible to Landlord for all expenses which Landlord may incur in connection with the enforcement of Landlord’s rights after an Event of Default, including, without limitation, reasonable legal expenses, attorneys’ fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental.

(e) Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

Section 12.3 Reimbursement of Landlord. Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

Section 12.4 Landlord’s Right to Perform Tenant’s Covenants. Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease; provided, Landlord, in its sole discretion may after due notice and after the expiration of the cure period provided in this Lease, to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent. Whenever practicable, Landlord, before proceeding as provided in this Section, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten (10) Business Days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given “due notice” and may proceed as provided in this Section; provided, however, that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

Section 12.5 Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

Section 12.6 Expenses of Enforcement. Tenant agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of any of Tenant’s Invitees or any breach of this Lease by Tenant. Landlord agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

Section 12.7 Landlord’s Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord’s liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages. The provisions of this Section are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of services. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Base Rent and Additional Rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable, and accepted commercial practice with respect to the type of property subject to this Lease.

Section 12.8 Limitation of Landlord’s Liability. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the Common Areas, or the remainder of the Project, whether at law or in equity, shall be satisfied out of Landlord’s equity in the land and buildings then comprising the Project to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets (or proceeds thereof) and to no other assets of Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder. The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

Section 12.9 Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to two and one-half percent (2.5%) plus the prime rate of Bank of America (or any successor) in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law (“Interest Payment”); provided that no such late payment shall apply to the first delinquent payment by Tenant in any 12 month period. In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge (“Administrative Expense”) of three percent (3.0%) of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Brokers. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord and Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. The broker’s fees payable to Brokers for this Lease, if any, shall be payable by Landlord subject to and in accordance with the terms of a separate agreement between Landlord and Brokers.

Section 13.2 Quiet Enjoyment. Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises (including, without limitation, Tenant’s rights pursuant to Section 2.2 and Section 2.3) without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

Section 13.3 Tenant’s Request for Landlord’s Action. In the event that at Tenant’s request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay, as Additional Rent, Landlord’s reasonable attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within thirty (30) days after billing therefor by Landlord. Landlord will give Tenant a good faith estimate of such costs of any such action prior to commencing such action.

Section 13.4 Notices. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three (3) days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next Business Day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice given by electronic mail, telecopy or personal delivery.

Section 13.5 Waiver of Subrogation. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided, however, this release shall be In force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision ,to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Tenant and Landlord each respectively covenant and agree that its fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

Section 13.6 Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7 Partial Invalidity. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8 No Waiver. No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9 Holdover. If Tenant remains in the Premises beyond, or fails to remove the Rooftop Equipment prior to, the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a Base Rent equal to one and one-half (1%) times the Base Rent then most recently in effect and Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

Section 13.10 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit and the first monthly installment of Base Rent. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11 Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease.

Section 13.12 Financial Statements; Certain Representations and Warranties of Tenant. From time to time at the request of Landlord (but not more often than 2 times in any calendar year), Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant’s annual financial statements (audited if available), certified as true and correct by the president or chief financial officer of Tenant; provided, however, that in no event shall Tenant be obligated to provide copies of any such financial statements at a time when providing same would be violation of applicable securities laws. Tenant represents and warrants to Landlord, its successors and assigns that: (a) ail financial statements of Tenant previously provided to Landlord (or available to Landlord on Tenant’s web site) have been prepared in accordance with GAAP (except for footnotes), were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof (or available to Landlord on Tenant’s web site) will be prepared in accordance with GAAP (except for footnotes), will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a corporation organized and existing in good standing under the laws of the State of Delaware and is authorized to transact business in the Commonwealth of Massachusetts; (e) the execution, delivery and performance of this Lease by Tenant has been duly authorized; and (f) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

Section 13.13 Confidentiality. Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including, without limitation, the rental rate(s), term and other financial and business terms, constitute confidential information of Landlord (“Landlord’s Confidential Information”). Tenant covenants and agrees to keep Landlord’s Confidential Information confidential; provided, however, that (a) Landlord’s Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform the representatives of the confidential nature of Landlord’s Confidential Information and that the representatives shall be directed by Tenant to treat Landlord’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure.

Section 13.14 Summary of Basic Terms. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

ARTICLE XIV

BUILDING 100 LEASE

Reference is hereby made to that certain Lease dated September 22, 2016 (the “Building 100 Lease”) between Tenant, as tenant, and Landlord’s affiliated entity, 100 Discovery Park DE, LLC, a Delaware limited liability company, as landlord (“Building 100 Landlord”), pursuant to which Tenant leases from Building 100 Landlord approximately 22,442 square feet of space in Building 100, which building is owned by Building 100 Landlord (such space, the “Building 100 Premises”). Tenant hereby agrees and acknowledges that Building 100 Landlord is an express third-party beneficiary to the provisions of this Article XIV and has the right to enforce the provisions of this Article XIV directly against Tenant.

Commencing as of the Commencement Date, Building 100 Landlord shall have the right to terminate the Building 100 Lease upon thirty (30) days’ prior written notice to Tenant. Tenant acknowledges and agrees that Tenant shall vacate, yield-up and surrender to Building 100 Landlord the Building 100 Premises in accordance with the terms and provisions of the Building 100 Lease, including without limitation, Section 7.4 thereof, on or before such thirtieth (30th) day after Tenant receives such notice from Building 100 Landlord (the “Building 100 Lease Expiration Date”). Notwithstanding any provision of the Building 100 Lease to the contrary, if Tenant fails to surrender the Building 100 Premises to Landlord on or before the Building 100 Lease Expiration Date in the condition required in the Building 100 Lease had the Lease Term under the Building 100 Lease expired, then, without limiting Building 100 Landlord’s other rights and remedies under the Building 100 Lease, Tenant shall be deemed to be in holdover and a tenant at sufferance with respect to the Building 100 Premises and the terms and provisions of Section 13.9 of the Building 100 Lease shall be applicable to the continued occupancy of the Building 100 Premises from and after the day after the Building 100 Lease Expiration Date.

Tenant shall continue to pay all Base Rent, Additional Rent, Other Additional Rent, utility charges and all other payments under the Building 100 Lease on account of the Building 100 Premises through the Building 100 Lease Expiration Date, all in accordance with the terms and provisions of the Building 100 Lease; provided, however, that from and after the Commencement Date and continuing through and including the Building 100 Lease Expiration Date, and provided that no Event of Default exists under this Lease and “Event of Default” (as defined in the Building 100 Lease) exists under the Building 100 Lease, Tenant shall receive a credit against Base Rent and Additional Rent due under this Lease in an amount equal to the Base Rent and Additional Rent paid by Tenant under the Building 100 Lease (such credit is referred to herein as the “Building 100 Rent Credit”). The Building 100 Rent Credit shall be personal only to Fog Pharmaceuticals, Inc. and shall apply only for so long as Fog Pharmaceuticals, Inc. is the tenant under this Lease and the Building 100 Lease.

Notwithstanding the provisions of Article VIII of the Building 100 Lease, from and after the date hereof, (a) Tenant shall (I) not sublet the Building 100 Premises or assign the Building 100 Lease, (ii) not market the Building 100 Premises to be sublet or the Building 100 Lease to be assigned, and (iii) cooperate with Landlord’s efforts to relet the Building 100 Premises (or any portion thereof), and (b) Landlord may enter the Building 100 Premises at all reasonable times for the purposes of showing the same to potential tenants thereof.

[Signature Pages Follow]

Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

TENANT:

FOG PHARMACEUTICALS, INC.

By:	/s/ Gregory L. Verdine
Name: Gregory L. Verdine
Title: President & CEO
Duly Authorized

LANDLORD:

400 DISCOVERY PARK, LLC

By:	/s/ Robert A. Schlager
Name: Robert A. Schlager
Title: Vice President
Duly Authorized

EXHIBIT A-1

PROPERTY DESCRIPTION (PROJECT)

CAMBRIDGE DISCOVERY PARK

THE FOLLOWING PARCELS OF LAND MORE PARTICULARLY SHOWN ON A PLAN ENTITLED “SUBDIVISION PLAN OF LAND IN ARLINGTON, BELMONT AND CAMBRIDGE, MASSACHUSETTS” PREPARED BY BSC GROUP, INC., DATED DECEMBER 29, 2016, AND RECORDED AT MIDDLESEX REGISTRY OF DEEDS, SOUTHERN DISTRICT, AS PLAN 121 OF 2017:

ARLINGTON PARCEL

DISCOVERY WAY 1

DISCOVERY WAY 2

LARGE WETLAND PARCEL

PARCEL 100

PARCEL 200-300

PARCEL 400

PARCEL 500

PARCEL 600

PARCEL GARAGE A

PARCEL GARAGE B

PARCEL K

PARCEL L

PARCEL M

PARCEL N

PARCEL P

PARCEL Q

PUMP STATION PARCEL

SOUTH PARCEL

WIM WAY

PRIVATE WAY PORTION OF ACORN PARK LOCATED IN ARLINGTON

Exhibit A-1-1

EXHIBIT A-2

PROPERTY DESCRIPTION

PARCEL 400

A CERTAIN PARCEL OF LAND SITUATED SOUTHWESTERLY OF CONCORD TURNPIKE, AND NORTHERLY OF ACORN PARK, IN THE CITY OF CAMBRIDGE, IN THE COUNTY OF MIDDLESEX, COMMONWEALTH OF MASSACHUSETTS, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT AT THE MOST SOUTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL, SAID POINT BEING IN THE NORTHERLY SIDELINE OF ACORN PARK AT ITS INTERSECTION WITH WESTERLY LINE OF DISCOVERY WAY AS SHOWN ON A PLAN REFERENCED BELOW, THENCE

N 89°27’22” W	A DISTANCE OF FIFTY FIVE AND EIGHTY-TWO HUNDREDTHS (55.82) FEET TO A POINT; THENCE

SOUTHEASTERLY	CURVING TO THE LEFT ALONG THE ARC OF A CURVE HAVING A RADIUS OF TWO THOUSAND TWO HUNDRED THIRTEEN AND TWENTY-EIGHT HUNDREDTHS (2213.28) FEET, A LENGTH OF EIGHTY SIX AND THIRTY-SEVEN HUNDREDTHS (86.37) FEET TO A POINT, PREVIOUS TWO COURSES BY SAID NORTHERLY SIDELINE OF ACORN PARK; THENCE

N00°00’00”W	BYPARCELQ A DISTANCE OF TWO HUNDRED SEVENTEEN AND TWENTY- FIVE HUNDREDTHS (217.25) FEET TO A POINT; THENCE

EASTERLY	CURVING TO THE RIGHT ALONG THE ARC OF A CURVE HAVING A RADIUS OF THREE HUNDRED EIGHTY SEVEN AND FIFTY HUNDREDTHS (387.50) FEET, A LENGTH OF SIXTEEN AND ONE HUNDREDTH (16.01) FEET TO A POINT; THENCE

S 74°22’47” E	A DISTANCE OF SIXTY NINE AND FORTY-SEVEN HUNDREDTHS (69.47) FEET TO A POINT; THENCE

SOUTHEASTERLY	CURVING TO THE RIGHT ALONG THE ARC OF A CURVE HAVING A RADIUS OF EIGHTY THREE AND SEVENTY-SEVEN HUNDREDTHS (83.77) FEET, A LENGTH OF ONE HUNDRED SEVEN AND SEVEN HUNDREDTHS (107.07) FEET TO A POINT; THENCE

S 01’08’56” E	A DISTANCE OF TWENTY NINE AND THIRTY-THREE HUNDREDTHS (29.33) FEET TO A POINT; THENCE

S01°20’50”W	A DISTANCE OF EIGHTY FIVE AND NINETY-TWO HUNDREDTHS (85.92) FEET TO THE POINT OF BEGINNING, THE PREVIOUS FIVE (5) COURSES BY DISCOVERY WAY.

THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS AN AREA OF 27,471 SQ. FT. MORE OR LESS, OR 0.631 ACRES MORE OR LESS, AND IS MORE PARTICULARLY SHOWN ON A PLAN ENTITLED “SUBDIVISION PLAN OF LAND IN ARLINGTON, BELMONT AND CAMBRIDGE, MASSACHUSETTS” PREPARED BY BSC GROUP, INC., DATED DECEMBER 29, 2016, AND RECORDED AT MIDDLESEX REGISTRY OF DEEDS, SOUTHERN DISTRICT, AS A PLAN 121 OF 2017.

Exhibit A-2 - 1

PARCEL 500

A CERTAIN PARCEL OF LAND SITUATED SOUTHWESTERLY OF CONCORD TURNPIKE, AND NORTHERLY OF ACORN PARK, IN THE CITY OF CAMBRIDGE, IN THE COUNTY OF MIDDLESEX, COMMONWEALTH OF MASSACHUSETTS, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT AT THE MOST NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL AS SHOWN ON A PLAN REFERENCED BELOW, THENCE

S 15°16’24”W	A DISTANCE OF ONE HUNDRED THIRTY NINE AND SIXTY-SIX HUNDREDTHS (139.66) FEET TO A POINT; THENCE

WESTERLY	CURVING TO THE RIGHT ALONG THE ARC OF A CURVE HAVING A RADIUS OF THIRTY AND NO HUNDREDTHS (30.00) FEET, A LENGTH OF THIRTY NINE AND FORTY-ONE HUNDREDTHS (39.41) FEET TO A POINT; THENCE

N 89”27’22” W	A DISTANCE OF ONE HUNDRED FORTY-FIVE AND EIGHTY-FIVE (145.85) FEET TO A POINT, PREVIOUS THREE (3) COURSES BY THE NORTHERLY SIDELINE OF ACORN PARK; THENCE

NORTHERLY	CURVING TO THE RIGHT ALONG THE ARC OF A CURVE HAVING A RADIUS OF NINETY AND NO HUNDREDTHS (90.00) FEET, A LENGTH OF TWENTY EIGHT AND EIGHTY-FOUR HUNDREDTHS (28.84) FEET TO A POINT; THENCE

N 01 “20’50” E	A DISTANCE OF FIFTY SEVEN AND SEVENTY HUNDREDTHS (57.70) FEET TO A POINT; THENCE

N 01 “08’56” W	A DISTANCE OF TWENTY NINE AND EIGHTY-SEVEN HUNDREDTHS (29.87) FEET TO A POINT; THENCE

NORTHWESTERLY	CURVING TO THE LEFT ALONG THE ARC OF A CURVE HAVING A RADIUS OF ONE HUNDRED EIGHT AND SEVENTY-SEVEN HUNDREDTHS (108.77) FEET, A LENGTH OF NINETY AND EIGHTY-SIX HUNDREDTHS (90.86) FEET TO A POINT, PREVIOUS FOUR (4) COURSES BY DISCOVERY WAY; THENCE

N 40°38’04” E	A DISTANCE OF THIRTY TWO AND NINETY-NINE HUNDREDTHS (32.99) FEET TO A POINT; THENCE

S 74”09’36” E	A DISTANCE OF TWO HUNDRED FORTY AND FIVE HUNDREDTHS (240.05) FEET TO THE POINT OF BEGINNING, THE PREVIOUS TWO COURSES BY PARCEL 600.

THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS AN AREA OF 38,268 SQ. FT. MORE OR LESS, OR 0.879 ACRES MORE OR LESS, AND IS MORE PARTICULARLY SHOWN ON A PLAN ENTITLED “SUBDIVISION PLAN OF LAND IN ARLINGTON, BELMONT AND CAMBRIDGE, MASSACHUSETTS” PREPARED BY BSC GROUP, INC., DATED DECEMBER 29, 2016, AND RECORDED AT MIDDLESEX REGISTRY OF DEEDS, SOUTHERN DISTRICT, AS A PLAN 121 OF 2017.

Exhibit A-2 - 2

DISCOVERY WAY 2 “Connection Parcel”

A CERTAIN PARCEL OF LAND SITUATED SOUTHWESTERLY OF CONCORD TURNPIKE, AND NORTHERLY OF ACORN PARK, IN THE CITY OF CAMBRIDGE, IN THE COUNTY OF MIDDLESEX, COMMONWEALTH OF MASSACHUSETTS, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT AT THE MOST SOUTHEASTERLY CORNER OF THE PARCEL HEREINAFTER DESCRIBED, SAID POINT BEING ON THE NORTHERLY SIDELINE OF ACORN PARK AS SHOWN ON A PLAN REFERENCED BELOW, THENCE

N 89°27’22” W	ALONG SAID NORTHERLY LINE OF ACORN PARK A DISTANCE OF TWENTY NINE AND FIFTY-EIGHT HUNDREDTHS (29.58) FEET TO A POINT; THENCE

N 0°20’50” E	A DISTANCE OF EIGHTY FIVE AND NINETY-TWO HUNDREDTHS (85.92) FEET TO A POINT; THENCE

N 0°08’56” W	A DISTANCE OF TWENTY NINE AND THIRTY-THREE HUNDREDTHS (29.33) FEET TO A POINT; THENCE

NORTHWESTERLY	CURVING TO THE LEFT ALONG THE ARC OF A CURVE HAVING A RADIUS OF EIGHTY THREE AND SEVENTY-SEVEN HUNDREDTHS (83.77) FEET, A LENGTH OF SIXTY NINE AND EIGHTY-TWO HUNDREDTHS (69.82) FEET TO A POINT, PREVIOUS THREE (3) COURSES BY PARCEL 400; THENCE

N 40°38’04” E	ACROSS DISCOVERY WAY A DISTANCE OF TWENTY FIVE AND NO HUNDREDTHS (25.00) FEET TO A POINT; THENCE

SOUTHEASTERLY	CURVING TO THE RIGHT ALONG THE ARC OF A CURVE HAVING A RADIUS OF ONE HUNDRED EIGHT AND SEVENTY-SEVEN HUNDREDTHS (108.77) FEET, A LENGTH OF NINETY AND EIGHTY-SIX HUNDREDTHS (90.86) FEET TO A POINT; THENCE

S 01°08’56” E	A DISTANCE OF TWENTY NINE AND EIGHTY-SEVEN HUNDREDTHS (29.87) FEET TO A POINT; THENCE

S 01°20’50” W	A DISTANCE OF FIFTY SEVEN AND SEVENTY HUNDREDTHS (57.70) FEET TO A POINT; THENCE

SOUTHERLY	CURVING TO THE LEFT ALONG THE ARC OF A CURVE HAVING A RADIUS OF NINETY AND NO HUNDREDTHS (90.00) FEET, A LENGTH OF TWENTY EIGHT AND EIGHTY-FOUR HUNDREDTHS (28.84) FEET TO THE POINT OF BEGINNING, THE PREVIOUS FOUR (4) COURSES BY PARCEL 500.

THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS AN AREA OF 4,942 SQ. FT. MORE OR LESS, OR 0.113 ACRES MORE OR LESS, AND IS MORE PARTICULARLY SHOWN ON A PLAN ENTITLED “SUBDIVISION PLAN OF LAND IN ARLINGTON, BELMONT AND CAMBRIDGE, MASSACHUSETTS” PREPARED BY BSC GROUP, INC., DATED DECEMBER 29, 2016, AND RECORDED AT MIDDLESEX REGISTRY OF DEEDS, SOUTHERN DISTRICT, AS A PLAN 121 OF 2017.

Exhibit A-2 - 3

EXHIBIT D-2

GENERAL DESCRIPTION OF TENANT’S WORK

Fog Pharma Fit-Up Phase 1, 2, 3 Scope of Work

400 Cambridge Discovery Park

Cambridge, MA

April 8, 2019

Fog Pharma

Lab/ Office Fit-out Phase 1 (Approximately 44,500 SF)

Scope of Work

PHASE 1 DESCRIPTION

Fog Pharma consists of a tenant fit-up of the first floor (partial; 2500 SF), consisting of office support conferencing center. Including Lab infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) for future space. To be caped and valved at unfinished space. The Second Floor to have (partial; 10,500SF) consisting of 40/60% Office/Chemistry lab. With Lab Infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) forfuture space to be caped and valved at unfinished space. The Third Floor to have (partial; 10,500SF) consisting of 40/60% Office/Chemistry lab. With Lab Infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) for future space to be caped and valved at unfinished space. The Fourth Floor to have ( partial; 10,500 SF) consisting of 40/60% Office/Biology lab. With Lab Infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) for future space to be caped and valved at unfinished space. The Fifth Floor (Partial; 00 SF) to have 50/50% Office/Biology Lab Infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) for future space to be caped and valved at core shafts. The Sixth Floor (Partial 10,500 SF) Consisting of 80/20, Office/Biology Lab, and break/lunch area. All of Phase 1 to be Office fit-out, with Lab Infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) To be Valved and capped at core shafts.

Lab/ Office Fit-out Phase 2 (Approximately 49,750 SF)

Scope of Work

PHASE 2 DESCRIPTION

Fog Pharma consists of a tenant fit-up of the first floor (partial; 2500 SF), consisting of Lab Support area. Including Lab infrastructure ( M.E.P, RODI, Vac, Air, and Nitrogen) for future space to be caped and valved at unfinished space. The Second Floor to have (partial; 5250 SF) consisting of 100% Process Manufacturing lab. The Third Floor to have (partial; 10,500SF) consisting of 40/60% Office/Chemistry lab. The Fourth Floor to have (partial; 10,500SF) consisting of 40/60 Office/Biology lab. The Fifth Floor (Partial; 21,000 SF) to have 50/50 Office/Biology. The Sixth Floor (Partial; 00 SF).

Lab/ Office Fit-out Phase 3 (Approximately 19,100 SF)

Scope of Work

PHASE 3 DESCRIPTION

Fog Pharma consists of a tenant fit-up of the first floor (Partial; 3350 SF), consisting of Lab Support area. The Second Floor to have (partial; 5250 SF) consisting of 100% Process Manufacturing lab. The Sixth Floor (Partial; 10,500 SF) Consisting of 80/20, Office/Biology Lab, and break/lunch area. All of Phase 3 to be Office fit-out. Lab Infrastructure to be Valved and capped at shaft walls if needed.

Exhibit D-2 - 1

EXHIBIT E

RULES AND REGULATIONS

400 Discovery Park, LLC (“Landlord”), hereby promulgates the rules and regulations (the “Rules and Regulations”) set forth below with respect to the use of the buildings (the “Buildings”) and related amenities located at and known as Cambridge Discovery Park, Cambridge, Massachusetts (the “Property”) by tenants (collectively, the “Tenants,” and individually, a “Tenant”) of the Buildings. Any space within the Buildings leased by a Tenant is called “Premises.” The Rules and Regulations are as follows:

1. Sidewalks, doorways, vestibules, stairways, elevators, corridors, halls and other similar areas within the common areas of the Property (the “Common Areas”) shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from the portion of the Property leased by the applicable Tenant and for going from one part of the Property to another part of the Property.

2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by a Tenant on or to any window, door, corridor or other part of the Buildings which is visible from outside of the Premises without the prior written consent of Landlord.

3. Landlord will provide and maintain a directory board in a Common Area identifying the Tenants. Without the prior written consent of Landlord, no Tenant shall be entitled to maintain any other directory or identifying sign in any Common Area.

4. Movement of furniture, office equipment or any bulky material which requires movement through the Common Areas of the Buildings shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to such restrictions as Landlord may reasonably impose.

5. Landlord shall have the authority to limit the weight of, and to prescribe and restrict the positioning and manner of installation of, safes, file cabinets and other heavy equipment.

6. No Tenant shall use, or permit any person making or receiving any delivery to its Premises to use, any hand trucks except those equipped with rubber tires and side guards.

7. Subject to applicable security restrictions imposed by any governmental body for which Tenant is performing services, all locks for doors in each Tenant’s Premises shall be building standard and no Tenant shall place any additional lock or locks on any door in its Premises without Landlord’s prior written consent. All requests for duplicate keys shall be made through Landlord and charged to the Tenant Upon termination of a Tenant’s tenancy, the Tenant shall deliver to Landlord all keys to the Tenant’s Premises, to interior doors within the Tenant’s Premises, to doors within the Common Areas and to exterior Building doors which have been furnished to or obtained by the Tenant.

8. Corridor doors, when not in use, shall be kept closed.

9. Each Tenant shall lock all doors of its Premises leading to Common Areas at the close of its working day.

10. No curtains, blinds, draperies or other window treatments shall be attached to or hung in any window of the Premises of a Tenant on an exterior wall of the Buildings or on an interior wall of any Building dividing the Premises from Common Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

11. Plumbing fixtures and appliances shall be used only for the purposes for which they were designed and constructed, and no sweepings, rubbish, rags or other material shall be thrown or placed therein. The cost of repairing any damage resulting from misuse of the plumbing fixtures or appliances by a Tenant or its employees, agents or invitees shall be borne by the responsible Tenant.

12. No Tenant shall use or permit the use of its Premises, or any part thereof, for lodging, for manufacturing, for any immoral or illegal purpose, or for any other purpose which is not permitted by the terms of its lease.

13. No vending machines shall be allowed in any Premises without the prior written consent of Landlord, except for vending machines for the sole use of Tenant, its employees and invitees.

14. Each Tenant shall, at its expense, provide artificial light and electric current for the employees of Landlord and/or Landlord’s contractors while performing janitorial or other cleaning, maintenance or repair services in the Tenant’s Premises.

15. No Tenant will make or permit any of its employees, agents or invitees to make any improper noises in the Buildings or to otherwise interfere in any way with other Tenants or persons having business with them.

16. No Tenant shall cause any unnecessary janitorial labor or services by reason of the Tenant’s willful misconduct or carelessness or indifference in the preservation of good order and cleanliness.

17. No birds or animals of any kind shall be brought onto or kept on the Property, other than laboratory animals used in a Tenant’s permitted use of its Premises in accordance with applicable laws.

18. Without the prior written consent of Landlord, no Tenant shall use the name of the Project or any picture of the Project or Buildings in any materials promoting or advertising the business of the Tenant, except that each Tenant may use the address of the Project as the address of its business.

19. Each Tenant shall cooperate with Landlord to assure the effective operation of the heating and air conditioning systems serving the Tenant’s Premises and the Buildings. Without limiting the generality of the immediately preceding sentence, each Tenant will, at the request of Landlord, close its window treatments when the sun’s rays fall directly on windows of its Premises.

20. Neither Landlord nor the Property manager will be responsible for lost or stolen money, jewelry or other personal property from any areas of the Property, regardless of whether the loss or theft occurs when the area in question is locked.

21. Landlord may, in its discretion, institute security measures in the operation of the Property, and Tenants will comply with all such security measures. Such security measures may include, but are not limited to, requiring persons entering the Building or the Property to identify themselves to a watchman or other person designated by Landlord and to sign in and sign out of the Property, denying access to persons who are not properly identified or appear suspicious, and conducting fire or other emergency drills. The exercise of such security measures by Landlord and any resulting interruption of a Tenant’s business shall not constitute an eviction or disturbance of a Tenant’s use and possession of its Premises, render Landlord liable to the Tenant for damages, or relieve a Tenant from its obligations under its lease.

22. No bicycles or vehicles shall be brought into or kept in any Building. All bicycles and vehicles brought onto the Property shall be driven and parked only in designated, paved areas.

23. Parking on the Property shall be subject to the restrictions set forth in this paragraph and, with respect to any particular Tenant, to any additional restrictions on parking set forth in such Tenant’s lease. Each Tenant and such Tenant’s employees, agents and invitees shall have the right, in common with others and in connection with the conduct of Tenant’s business at the Property, to park passenger vehicles on portions of the Property which have been striped for parking; provided, however that (a) no Tenant or its employees or agents may park in any space marked “visitor,” and (b) no Tenant or its employees, agents or invitees may park in any space marked “reserved,” unless reserved for such Tenant, and (c) persons parking their vehicles will do so exclusively within the marked parking space lines. No Tenant or its employees, agents or invitees shall have a right to park vehicles on the Property for purposes other than in connection with the Tenant’s business at the Property. Landlord shall have no responsibility to any Tenant or any Tenant’s employees, agents or invitees for any theft, loss of or damage to any vehicle or its contents on the Property. Each Tenant’s parking rights, except as otherwise expressly provided in its lease, are in common with other Tenants and on a first come, first served basis, and, except as otherwise expressly provided in its lease or other written agreements with Landlord, no Tenant has the right to any designated parking spaces or to any particular number of parking spaces.

24. All vehicles brought onto the Property by Tenant, its employees, agents, customers and invitees shall be in good condition and appearance and shall be drivable. No such vehicles shall be leaking oil or other fluids.

25. Each Tenant will deposit its garbage, trash and refuse only in approved trash containers within the Tenant’s Premises or in designated trash receptacles placed by Landlord within the Common Areas. No Tenant shall deposit any hazardous, flammable or explosive substances in any trash receptacle on the Property.

Landlord reserves the right to rescind, alter or waive any of the Rules and Regulations, and to adopt such additional rules and regulations as part of the Rules and Regulations, from time to time as Landlord reasonably deems it appropriate for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein or the protection and comfort of the Tenants and their employees, agents and invitees. An alteration or waiver of any of the Rules and Regulations in favor of one Tenant shall not, other than with the consent of Landlord, operate as an alteration or waiver in favor of any other Tenant. Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant of any of the Rules and Regulations, nor for the enforcement of any of the Rules and Regulations against any other Tenant. No Tenant shall have the right to enforce any of the Rules and Regulations against any other Tenant.

EXHIBIT F

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

400 DISCOVERY PARK, LLC

C/O THE BULFINCH COMPANIES, INC.

116 HUNTINGTON AVENUE, SUITE 600

BOSTON, MA 02116

ATTENTION; ROBERT A SCHLAGER

APPLICANT:

AMOUNT: US$      (   AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED STATEMENT STATING EITHER AS FOLLOWS:

(A) “AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY FOG PHARMACEUTICALS, INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT AND 100 DISCOVERY PARK DE, LLC AS LANDLORD..”

OR

(B) BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT UNDER THE TERMS OF SAID LEASE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND    . IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK APPLICANT SHALL PAY OUR TRANSFER FEE OF % OF 1 % OF THE TRANSFER AMOUNT (MINIMUM US $250.00) UNDER THIS LETTER OF CREDIT.

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) — —OR (408) — —, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

DATE:                          REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                      US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO.             DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	US DOLLARS; AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT         .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT B

TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ISSUED BY
ATTN: INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(SIGNATURE OF BENEFICIARY)	(Name of Bank)

(NAME AND TITLE)	(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT G

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he/she is the Secretary of Fog Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and that the execution and delivery of that certain Lease, dated as of April 22, 2109, by and between 400 Discovery Park, LLC, as Landlord, and the Corporation, as Tenant (the “Lease”), by         , the      of the Corporation (the “Authorized Signatory”), has been duly authorized by either: (a) a vote of the Board of Directors of the Corporation, or (b) an action by unanimous consent of such Board of Directors, in either case, which is in full force and effect as of this date and that the Authorized Signatory has in fact signed the foregoing Lease.

EXHIBIT K-1

Prohibited Hazardous Materials

1)	Explosive Materials: as defined in 18 USC 841 (c) of the Federal explosives statutes in United States Code, CHAPTER 40—IMPORTATION, MANUFACTURE, DISTRIBUTION AND STORAGE OF EXPLOSIVE MATERIALS.

2)

Oxidizer Class 4: As defined in 780 CMR as an oxidizer that can undergo an explosive reaction due to contamination or exposure to thermal or physical shock. Additionally, the oxidizer will enhance the burning rate and is capable of causing spontaneous ignition of combustibles.

3)	Organic Peroxides: As defined in 780 CMR.

Unclassified detonable: Organic peroxides which are capable of detonation. These peroxides present an extremely high explosion hazard through rapid explosive decomposition.

Class I: Class I organic peroxides are capable of deflagration, but not detonation. These peroxides present a high explosion hazard through rapid decomposition.

4)	Unstable (reactive) materials: As defined in 780 CMR.

Class 4: Materials that in themselves are readily capable of detonation or explosive decomposition or explosive reaction at normal temperatures and pressures. This class includes, among others, materials that are sensitive to localized thermal or mechanical shock at normal temperatures and pressures.

Class 3: Materials that in themselves are capable of detonation or explosive decomposition or explosive reaction, but that require a strong initiating source or that must be heated under confinement before initiation. This class includes, among others, materials that are sensitive to thermal or mechanical shock at elevated temperatures and pressures.

5)	Water-reactive materials: As defined in 780 CMR.

Class 3: Materials which react explosively with water without requiring heat or confinement.

6)	Cryogenic liquids (flammable or oxidizing): As defined in 780 CMR as any liquid that has a boiling point below -200°F (-129X).

7)

Highly Toxic Gas: As defined in 527 CMR as a chemical that has a median lethal concentration (LC50) in air of 200 parts per million by volume or less of gas or vapor, or 2 milligrams per liter or less of mist, fume, or dust, when administered by continuous inhalation for 1 hour (or less if death occurs within 1 hour) to albino rats weighing between 0.44 lb and 0.66 lb (200 and 300 grams) each.

8)

Unstable (reactive) gas: As defined in 527 CMR as a gas that, in the pure state or as commercially produced, will vigorously polymerize, decompose, or condense; become self-reactive; or otherwise undergo a violent chemical reaction under condition of shock, pressure, or temperature.

9)	Pyrophoric gas: As defined in 527 CFR as a gas with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

Exhibit K-2

Hazardous Materials Requiring Prior Notice to Landlord

1)

Selected biological agents and toxins (Select Agents) as defined by the Federal Select Agent Program (http://www.selectagents.gov/) which have the potential to pose a severe threat to public, animal or plant health or to animal or plant products and require registration to possess, use or transfer. Select Agents are regulated under 7CFR Part 331, 9 CFR Part 121 and 42 CFR Part 73, and may also be regulated by the Town of Needham.

2)

Chemicals that present a high level of security risk under the April 2007 Department of Homeland Security—Chemical Facilities Anti-Terrorism Standards (CFATS) regulation (http://www.dhs.gov/identifying-facilities-covered-chemical-security-regulation), that are at or above the applicable Screening Threshold Quantity.

3)	The following chemicals:

Perchloric Acid

Picric Acid

Pyrophoric Material: As defined in 780 CMR as a chemical with an auto ignition temperature in air, at or below a temperature of 130T (54.4°C).

Oxidizer Class 3: As defined in 780 CMR as an oxidizer that will cause a severe increase in the burning rate of combustible materials with which the oxidizer comes in contact or that will undergo vigorous self-sustained decomposition due to contamination or exposure to heat.

Toxic Gas: As defined in 527 CMR as a gas that has a median lethal concentration (LC50) in air of more than 200 parts per million, but not more than 2,000 parts per million by volume of gas or vapor, or 2 milligrams per liter but no more than 20 milligrams per liter of mist, fume, or dust, when administered by continuous inhalation for 1 hour (or less if death occurs within 1 hour) to albino rats weighing between 0.44 lb and 0.66 lb (200 and 300 grams) each.

Corrosive Gas: As defined in 527 CMR as a gas that causes visible destruction of or irreversible alterations in living tissue by chemical action at the site of contact.

4)	Radioactive Materials and Devices: as regulated in 105 CMR 120 Radiation Control Program.

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is entered into to be effective as of the 21st day of December, 2019 by 400 Discovery Park, LLC, a Delaware limited liability company (“Landlord”), and Fog Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant are parties to a Lease dated as of April 22, 2019, (the “Lease”) pursuant to which Landlord has leased to Tenant (i) 114,490 leasable square feet of space on the first (1st) through sixth (6th) floors (the “Premises”) of the building located at and commonly known as Tower 400, 30 Acorn Park Drive, Cambridge Discovery Park, Cambridge, Massachusetts. All capitalized terms used in this Amendment that are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B. Landlord and Tenant desire to amend the Lease to: (i) establish new terms and conditions for the performance of the Tenant’s Work; and (ii) make certain other changes to the Lease, on and subject to the terms and conditions set forth below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Summary of Basic Terms.

(a) Item 4C is hereby inserted into the Summary of Basic Terms immediately following Item 4B:

“4C. Tenant’s Work: Landlord shall perform the Tenant’s Work as set forth in Section 3.1(g).”

(b) Item 5D in the Summary of Basic Terms is deleted in its entirety and the following is substituted in place thereof:

“5D. Substantial Completion Date: December 12, 2019, it being acknowledged that such date was the date on which Landlord achieved Substantial Completion of the Base Building Work.”

(c) Item 5E in the Summary of Basic Terms is deleted in its entirety and the following is substituted in place thereof:

“5E. Commencement Date: February 10, 2020.”

(d) Item 5H is hereby inserted into the Summary of Basic Terms immediately following Item 5G:

“5H. Target Tenant’s Work Completion Date: February 15, 2020, subject to extension due to Excusable Delay and/or as provided in Section 3.1.”

(e) Item 5I is hereby inserted into the Summary of Basic Terms immediately following Item 5H:

“5I. Tenant’s Work Completion Date: The date on which Landlord achieves Substantial Completion of the Tenant’s Work and tenders delivery of the Premises to Tenant. Landlord and Tenant acknowledge that the Tenant’s Work Completion Date occurred on February 7, 2020.”

2. Definitions.

(a) The definition of “Excusable Delay” is hereby deleted in its entirety and the following is substituted in place thereof:

““Excusable Delay” means any delay in the performance of the Base Building Work or Tenant’s Work to the extent caused by (a) Tenant’s failure to perform, or delay in the performance of, any obligation which Tenant is required to perform under this Lease, (b) any act of Tenant, or Tenant’s agents, employees or contractors, including without limitation, any Tenant’s Work that delays the completion of the Base Building Work or Tenant’s Work, (c) any failure to act by Tenant, or Tenant’s agent, employees or contractors, where Tenant has a duty to act pursuant to this Lease, pursuant to any other agreement with Landlord and/or under applicable Legal Requirements, (d) any other delays caused by Tenant, including without limitation, delays due to requests by Tenant for changes to the Base Building Work or Tenant’s Work, or change orders requested by Tenant, or (e) Force Majeure.”

(b) The definition of “Substantial Completion” is hereby deleted in its entirety and the following is substituted in place thereof:

““Substantial Completion” (a) with respect to the Base Building Work, means the substantial completion of the Base Building Work, as determined by Landlord’s Architect, and receipt of all governmental approvals required by applicable governmental authorities to signify completion of the Base Building Work (but only if and to the extent that the Inspectional Services Department of the City of Cambridge issues such approvals for the level of completion contemplated by the Base Building Plans); and (b) with respect to the Tenant’s Work, means the substantial completion of the Tenant’s Work in accordance with the Tenant’s Work Plans and receipt of all

2

governmental approvals required by applicable governmental authorities to signify completion of the Tenant’s Work (but only if and to the extent that the Inspectional Services Department of the City of Cambridge issues such approvals for the level of completion contemplated by the Tenant’s Work Plans).”

(c) The definition of “Tenant’s Work” is hereby deleted in its entirety and the following is substituted in place thereof:

““Tenant’s Work” means the alterations and improvements to be made to the Premises pursuant to Section 3.1(g) to initially prepare the Premises for Tenant’s occupancy, as and to the extent set forth in the approved Tenant’s Work Plans.”

(d) The definition of “Tenant’s Work Costs” is hereby deleted in its entirety and the following is substituted in place thereof:

““Tenant’s Work Costs” means all costs of performing the Tenant’s Work, including, but not limited to, general construction and mechanical equipment, but specifically excluding legal fees.”

(e) The definition of “Tenant’s Work Plans” is hereby deleted in its entirety and the following is substituted in place thereof:

““Tenant’s Work Plans” means the plans and specifications for the Tenant’s Work, to be prepared and adopted as provided in Section 3.1(f), as the same may be modified from time to time pursuant to the terms of this Lease.”

(f) The following additional definitions are hereby added in proper alphabetical location:

““Target Tenant’s Work Completion Date” has the meaning given in Item 5H of the Summary of Basic Terms. All references in this Lease to the Target Tenant’s Work Completion Date shall be references to the Target Tenant’s Work Completion Date as extended due to Excusable Delay and/or as provided in Section 3.1.”

““Tenant’s Contribution” has the meaning given in Section 3.2.”

““Tenant’s Work Completion Date” has the meaning given in Item 5I of the Summary of Basic Terms.”

(g) The definitions of the following terms are hereby deleted:

“Infrastructure Improvements Phase”

“Infrastructure Work”

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“Infrastructure Work Plans”

“Phase”

“Phase of the Work”

“Phase 1”

“Phase 1 Leasable Square Footage”

“Phase 1 Tenant’s Work Plans”

“Phase 1 Work”

“Phase 2”

“Phase 2 Leasable Square Footage”

“Phase 2 Tenant’s Work Plans”

“Phase 2 Work”

“Phase 3”

“Phase 3 Leasable Square Footage”

“Phase 3 Tenant’s Work Plans”

“Phase 3 Work”

“Tenant’s Contractor”

3. Section 2.4(a) (Lease Term). The following sentence is hereby added at the end of Section 2.4(a):

“Notwithstanding anything to the contrary in this Lease, but subject to the terms and conditions of Section 3.1(i), Tenant shall not have the right to use and occupy the Premises for the Permitted Use unless and until the Tenant’s Work Completion Date has occurred.”

4. Section 3.1(b) (Performance of Base Building Work). The third sentence of Section 3.1(b) is hereby deleted.

5. Section 3.1(d) (Acceptance of Premises; Warranty). Section 3.1(d) is deleted in its entirety and the following is substituted in place thereof:

“(d) [Intentionally deleted.]”

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6. Section 3.1(f) (Tenant’s Work; Late Delivery). Section 3.1(f) is deleted in its entirety and the following is substituted in place thereof:

“(f) Tenant’s Work Plans. A list of the approved Tenant’s Work Plans is attached hereto as Exhibit M. Tenant shall not make material changes in any approved Tenant’s Work Plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be fully responsible for the compliance of the Tenant’s Work Plans with all Legal Requirements and for assuring that the Tenant’s Work Plans provide for Tenant’s Work that will be in compliance with all Legal Requirements and will satisfy Tenant’s requirements. Landlord’s approval of Tenant’s Work Plans shall not be, and shall not be deemed to be, a certification, representation or warranty by Landlord that the same are adequate, complete or in compliance with Legal Requirements. Landlord may, at its election, have one or more architects and/or engineers selected by Landlord review proposed Tenant’s Work Plans and/or any proposed changes thereto. All such reviews shall be for the sole benefit of Landlord and neither Landlord nor such architects and/or engineers shall have any liability or obligation to Tenant or any other Person with respect to the Tenant’s Work Plans or the Tenant’s Work.”

7. Section 3.1(g). Section 3.1(g) is deleted in its entirety and the following is substituted in place thereof:

“(g) Performance of Tenant’s Work. Landlord shall use commercially reasonable efforts to cause Landlord’s Contractor to perform the Tenant’s Work in a good and workmanlike manner and substantially in accordance with the Tenant’s Work Plans. Subject to Excusable Delay, Landlord shall use commercially reasonable efforts to cause Landlord’s Contractor to cause Substantial Completion of the Tenant’s Work to be achieved by the Target Tenant’s Work Completion Date. If any of the Tenant’s Work is delayed as a result of an Excusable Delay, the Target Tenant’s Work Completion Date shall be extended upon notice from Landlord to Tenant for a reasonable period of time under the circumstances. Landlord reserves the right to make changes in the Tenant’s Work from time to time as Landlord deems necessary or appropriate in order to complete the performance of the Tenant’s Work in a timely manner or to accommodate the requirements of other tenants of the Building, provided that such changes do not have a material adverse impact on the size, quality, functionality or aesthetic appearance of the Premises. Without limiting the generality of the foregoing, Landlord may, upon prior notice to Tenant, substitute materials to minimize delays. Tenant hereby confirms its approval of the pricing set forth in Exhibit N attached hereto for the Tenant’s Work contemplated by the Tenant’s Work Plans in the amount of $22,617,679.00 (the “GMP Amount”). Tenant acknowledges that, as an accommodation to Tenant, Landlord is acting as a conduit between Tenant and Landlord’s Contractor for the performance of the Tenant’s Work, and, except to the extent expressly set forth herein, Landlord shall have no liability in connection therewith.”

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8. Section 3.1(h) (Change Orders). Section 3.1(h) is hereby inserted into the Lease immediately following Section 3.1(g):

“(h) Change Orders. Tenant may request changes in the Tenant’s Work from that provided for in the Tenant’s Work Plans by giving Landlord written notice of the proposed change(s) with such details, plans and specifications as may be required by Landlord. In response to such request by Tenant, Landlord shall, within five (5) Business Days after Landlord’s receipt of such request, provide Tenant with a proposed change order, setting forth (i) the change in the Tenant’s Work Costs due to such change(s), (ii) the expected delay beyond the Target Tenant’s Work Completion Date, if any, in achieving Substantial Completion of the Tenant’s Work in connection therewith and (iii) any conditions imposed by Landlord in connection therewith. Tenant shall, within five (5) Business Days after receipt of a proposed change order, either reject or accept it. If Tenant rejects a proposed change order (or fails to respond within the specified period), the Tenant’s Work shall not be changed. If Tenant approves a proposed change order, then (x) Tenant shall execute and deliver to Landlord the change order within the specified five (5) Business Days period, together with payment of any increase in Tenant’s Contribution due to the change order, and (y) the Target Tenant’s Work Completion Date shall be extended for the period of delay specified per clause (ii) above.”

9. Section 3.1(i) (Tenant’s Work; Pre-Term Occupancy). Section 3.1(i) is hereby inserted into the Lease immediately following Section 3.1(h):

“(i) Tenant’s Work; Pre-Term Occupancy. Tenant will perform all work, if any, in addition to the Tenant’s Work as is necessary to equip, furnish and use the Premises in accordance with Legal Requirements, on and subject to the conditions set forth in Section 7.5. Landlord shall afford Tenant and its contractors reasonable access to the Premises and the appropriate Common Areas during the course of the Tenant’s Work for the purposes of installing voice communication, data communication and security equipment and otherwise preparing the Premises for Tenant’s occupancy. If Tenant enters the Premises prior to the Tenant’s Work Completion Date to perform such work, such entry shall be at Tenant’s own risk solely for the purpose of preparing for occupancy by Tenant and installing fixtures and equipment; provided that in so entering the Premises prior to the Tenant’s Work Completion Date, Tenant shall not interfere with Landlord’s construction activities. During the period of any entry by Tenant prior to the Tenant’s Work Completion Date pursuant to the above provisions of this Section, Tenant shall be subject to the insurance obligations set forth in Sections 7.8 and 7.9 and to all other obligations of Tenant under this Lease, other than the obligations to pay Base Rent and Additional Rent if such entry is prior to the Commencement Date, and, prior to any such entry by Tenant prior to the Tenant’s Work Completion Date, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.8 and 7.9.”

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10. Section 3.1(j) (Acceptance of Premises; Warranty). Section 3.1(j) is hereby inserted into the Lease immediately following Section 3.1(i):

“(j) Acceptance of Premises; Warranty. Tenant’s taking possession of the Premises on or after the Tenant’s Work Completion Date shall be conclusive evidence, as against Tenant, that the Premises were in good order and satisfactory condition in substantial accordance with the Base Building Plans and Tenant’s Work Plans when Tenant took possession, except for (i) punch list items on a list signed by both parties on or prior to the Tenant’s Work Completion Date and which are able to be completed by Landlord’s Contractor within forty-five (45) days after the Tenant’s Work Completion Date, and (ii) any claims of breach of Landlord’s warranty set forth below in this Section 3.1(j). Landlord hereby warrants to Tenant that the Base Building Work shall be performed (x) in a good and workmanlike manner, (y) free from defects in workmanship and materials, and (z) in compliance with Legal Requirements. Tenant shall be deemed to have waived any claim under such warranty except for such matters of which Tenant advises Landlord in writing on or before the first anniversary of the date on which Landlord achieves Substantial Completion of the Base Building Work. Landlord shall assign to Tenant any and all warranties provided by Landlord’s Contractor with respect to the Tenant’s Work and, at Tenant’s request, shall cooperate with Tenant’s efforts to enforce any and all such warranties against Landlord’s Contractor. Nothing herein shall relieve Landlord of its maintenance and repair obligations under this Lease nor limit repairs under warranty by Landlord’s Contractor regardless of when discovered.”

11. Section 3.2 (Allowance). Section 3.2 is deleted in its entirety and the following is substituted in place thereof:

“Section 3.2 Allowance. Landlord shall be responsible for the Tenant’s Work Costs, to the extent of the Allowance, and Tenant shall be responsible for all Tenant’s Work Costs in excess of the Allowance. Tenant has authorized Landlord to proceed with the Tenant’s Work on the basis of the GMP Amount, subject to any changes in the GMP Amount caused by change orders requested by Tenant or any Excusable Delay. If the Tenant’s Work Costs exceed the Allowance (the amount of the difference being referred to herein as the “Excess Costs”), Tenant shall pay the amount of the Excess Costs to Landlord (any such payment by Tenant to Landlord on account of Excess Costs being “Tenant’s Contribution”) in accordance with the terms and conditions of this Section 3.2. The parties confirm that, as of December 21, 2019, the Excess Costs have been determined to be $1,437,029.00, and Tenant has paid $1,437,029.00 of such amount on or before the

7

effective date of this Amendment. Tenant shall be responsible for any costs associated with voice and data, security systems, furniture and signage, which will not be included in Tenant’s Work Costs. Landlord shall disburse the Allowance and any Tenant’s Contribution paid by Tenant to Landlord to pay Tenant’s Work Costs, and Landlord shall be entitled to first utilize Tenant’s Contribution to pay such Tenant’s Work Costs. With reasonable promptness after completion of the Tenant’s Work, or at any time after a re-measurement as contemplated by Section 2.6 of the Lease results in an adjustment to the Allowance, Landlord shall submit to Tenant a statement of the amount of the actual Tenant’s Work Costs and/or adjusted Allowance, as applicable, together with reasonably detailed backup information, and of the difference between the actual Tenant’s Contribution and the amount previously paid by Tenant to Landlord in respect of Tenant’s Contribution. Within 30 days after Landlord submits such statement to Tenant, the difference between the actual Tenant’s Contribution on the basis of such statement and the amount previously paid by Tenant to Landlord in respect of Tenant’s Contribution shall be reconciled by Tenant or Landlord, as appropriate, paying to the other the amount of the difference.”

12. Section 7.4 (Maintenance; Repairs; and Yield-Up; Decommissioning). The third sentence of Section 7.4 is hereby deleted in its entirety and replaced with the following:

“There is excepted from Tenant’s such obligations under this Section only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord as part of the Base Building Work, and (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder.”

13. Section 7.5 (Alterations by Tenant). Subsection (v) of the second sentence of Section 7.5 is hereby deleted in its entirety and replaced with the following:

“(v) are not part of the Tenant’s Work.”

14. Section 7.8 (Contents at Tenant’s Risk). Section 7.8 is deleted in its entirety and the following is substituted in place thereof:

“Section 7.8 Contents at Tenant’s Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or off the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate Landlord from its own negligent acts or

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omissions. Tenant agrees (a) (i) to maintain full and adequate insurance coverage on all of its property on or off the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or (ii) Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease and (b) to maintain builder’s risk insurance for the period during which the Tenant’s Work is being performed in an amount sufficient to provide not less than 100% Replacement Cost coverage of loss, and Tenant shall deliver to Landlord prior to commencement of the Tenant’s Work, at least thirty (30) days prior to the expiration of any then effective coverage, and at such other times upon request by Landlord, a satisfactory written certificate of insurance coverages substantially in the form attached hereto as Exhibit O or the renewal or replacement of such coverage. All insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.”

15. Article XIV Building 100 Lease. The following sentence is hereby added at the end of Article XIV:

“Notwithstanding anything herein to the contrary, the Building 100 Lease Expiration Date shall be February 29, 2020.”

16. Exhibit M (Tenant’s Work Plans). Schedule 1 attached to this Amendment is hereby attached as Exhibit M to the Lease.

17. Exhibit N (Schedule of Values). Schedule 2 attached to this Amendment is hereby attached as Exhibit N to the Lease.

18. Exhibit O (Certificate of Insurance – Builder’s Risk). Schedule 3 attached to this Amendment is hereby attached as Exhibit O to the Lease.

19. Hazardous Materials List. Exhibit J of the Lease is hereby deleted in its entirety and replaced with Exhibit J that is contained in Schedule 4 of this Amendment.

20. Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

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21. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:

400 DISCOVERY PARK, LLC

By:	/s/ Robert A. Schlager
Name:	Robert A. Schlager
Title:	Vice President

TENANT:

FOG PHARMACEUTICALS, INC.

By:	/s/ Gregory L. Verdine
Name:	Gregory L. Verdine
Title:	President & CEO

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SECOND AMENDMENT OF LEASE, CONFIRMATION OF TERMS AND RECONCILIATION

THIS SECOND AMENDMENT OF LEASE, CONFIRMATION OF TERMS AND RECONCILIATION (this “Amendment”) is entered into on June 18, 2020, to be effective as of the 1st day of July, 2020 (the “Effective Date”), by 400 Discovery Park, LLC, a Delaware limited liability company (“Landlord”), and Fog Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant are parties to a Lease dated as of April 22, 2019 (the “Original Lease”), as amended pursuant to that certain First Amendment of Lease dated effective as of December 21, 2019 (the “First Amendment,” and the Original Lease, as amended by the First Amendment and as hereafter amended, the “Lease”) pursuant to which Landlord has leased to Tenant all of the leasable space on the first through sixth floors (collectively, the “Premises”) of the building located at and commonly known as Tower 400, having been assigned U.S. Post Office address 30 Acorn Park Drive, Cambridge Discovery Park, Cambridge, Massachusetts. All capitalized terms used in this Amendment that are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B. Landlord and Tenant desire to amend the Lease to memorialize: (i) the re-measurement of the Premises pursuant to Section 2.6 of the Lease, (ii) changes to the calculations of certain terms of the Lease as a result of such re-measurement and (iii) certain other changes to the Lease, on and subject to the terms and conditions set forth below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Measurement. Landlord and Tenant confirm that the Premises and Building have been re-measured pursuant to Section 2.6 of the Lease, resulting in an increase of the Leasable Square Footage of the Premises from 114,490 Leasable Square Feet to 121,721 Leasable Square Feet, which measurement of the Premises and Building shall be deemed final between the parties, and there shall be no further re-measurement of the Premises or Building pursuant to Section 2.6 of the Lease or otherwise. Accordingly, pursuant to Section 2.8 of the Lease, the calculations of the following amounts made pursuant to the terms of the Lease are hereby updated in the Lease effective as of the Effective Date to reflect such re-measurement:

(a)	Leasable Square Footage of the Premises:	121,721

(b)	Leasable Square Footage of Tower 400:	121,721

(c)	Leasable Square Footage of Tower 500 and the Connecting Area:	164,481

(d)	Leasable Square Footage of the Building:	286,202

(e)	Leasable Square Footage of the Project:	699,105

(f)	Allowance:	$22,518,385 (121,721 x $185)

(g)	Tenant’s Building Share:	42.6% (121,721/286,202)

(h)	Building Share of Tower 500 and the Connecting Area:	57.4%

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(i)	Tenant’s Project Share (or “Campus Expenses”):	17.5% (121,721/699,105)

(j)	Project Share of Tower 500 and the Connecting Area:	23.5%

(k)	Tenant’s Parking Share:	127 parking spaces

(l)	Base Rent: Base Rent shall be paid in monthly installments at the Annual Rate as follows:

PERIOD	ANNUAL RATE	MONTHLY INSTALLMENT RATE	PSF RATE
Lease Year 1*	$8,094,446.50	$674,537.21	$66.50
Lease Year 2	$8,296,503.36	$691,375.28	$68.16
Lease Year 3	$8,504,646.27	$708,720.52	$69.87
Lease Year 4	$8,716,440.81	$726,370.07	$71.61
Lease Year 5	$8,934,321.40	$744,526.78	$73.40
Lease Year 6	$9,158,288.04	$763,190.67	$75.24
Lease Year 7	$9,387,123.52	$782,260.29	$77.12
Lease Year 8	$9,622,045.05	$801,837.09	$79.05
Lease Year 9	$9,861,835.42	$821,819.62	$81.02
Lease Year 10	$10,108,929.05	$842,410.75	$83.05
Lease Year 11	$10,362,108.73	$863,509.06	$85.13

*

Notwithstanding the Annual Rate and Monthly Installment Rate for Lease Year 1 stated above, so long as an Event of Default does not then exist, Base Rent during Lease Year 1 shall be abated as follows:

PERIOD	ANNUAL RATE***	MONTHLY INSTALLMENT PAYMENT		PSF RATE
2/10/2020 – 2/29/2020	$7,883,109.50	$453,052.27	**	$66.50
3/1/2020 – 6/30/2020	$2,627,747.50	$218,978.96		$66.50
7/1/2020 – 8/31/2020	$2,698,171.00	$224,847.58		$66.50
9/1/2020 – 2/28/2020	$5,396,275.50	$449,689.63		$66.50

**	Reflects proration for partial month.
***

The abated rent schedule mirrors the scheduled phase-in of Base Rent from the Original Lease, as increased proportionally by the increased Leasable Square Footage of the Premises determined by the re-measurement. In addition, by agreement of the parties, the portion of the increased Leasable Square Footage of the Premises attributable to the amenity space (i.e., the fitness center and Food Service Area) is not being added until its July 1, 2020 opening date.

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(i)	Tenant’s obligation to pay Base Rent shall be subject to the Building 100 Rent Credit (as defined in Article XIV of the Lease).

(ii)

Tenant shall pay to Landlord any shortfall in Base Rent owing from any prior period upon the effectiveness of this Amendment in accordance with the reconciliation schedule dated as of June 22, 2020 and approved by the parties (the “Reconciliation Schedule”).

(iii)	The Base Rent during the Extension Terms will be determined in accordance with Section 4.1(b) of the Lease.

2. Allowance. Notwithstanding the completion of the Tenant’s Work, as of the Effective Date, Landlord and Tenant acknowledge that a portion of the Premises comprised of approximately 9,878 square feet has not been completed to the full extent needed for use for its intended purpose. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that, to provide for completion of the buildout work for such space, $987,800.00 of the Allowance (representing $100.00 per square foot) (the “Remaining Allowance”) shall be reserved pending the completion of such space and disbursed to Tenant in accordance with the terms and conditions of Sections 3.2(a), 3.2(b), 3.2(c), 3.2(f) and 3.2(g) of the Original Lease. Any such work shall be subject to the terms and conditions of Section 7.5 of the Lease and, except for the application of the Remaining Allowance as provided herein, shall be conducted at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained in the Lease, any portion of the Remaining Allowance that Tenant has not duly requested and qualified for disbursement by December 31, 2022 shall be forfeited by Tenant.

3. Reconciliation of Tenant’s Contribution. Landlord and Tenant confirm that the Tenant Improvements Costs for the Tenant’s Work have been determined to be $21,975,547.00, and the portion of the Allowance available therefor is $21,530,585.00 (i.e., $22,518,385.00 - $987,800.00). Accordingly, the Excess Costs of the Tenant’s Work are $444,962.00 (i.e., $21,975,547.00 – $21,530,585.00). Tenant previously paid $1,437,029.00 to Landlord as Tenant’s Contribution. Accordingly, pursuant to Section 3.2(f) of the Lease, Landlord will refund the amount of $992,067.00 (i.e., $444,962.00 – $1,437,029.00), which amount the parties agree will be offset by all amounts owed by Tenant to Landlord in accordance with the Reconciliation Schedule. The parties agree that any reconciliation payments will be made to within two (2) Business Days following the date on which this Amendment has been fully executed, delivered and become effective, with the Tenant acknowledging that the effectiveness of this Amendment will be subject to Landlord’s receipt of all necessary approvals from its partners and lender.

4. Current Additional Rent. Landlord and Tenant hereby confirm that, as of the Effective Date, the monthly installment amount being collected for each of the following categories of Additional Rent is as follows:

	Annual Rate	Monthly Installment Rate	PSF Rate
Project Operating Costs and Building Operating Costs	$1,883,024.00	$156,919.00	$15.47
Project Insurance Costs and Building Insurance Costs	$40,168.00	$3,347.00	$0.33
Project Taxes and Building Taxes	$730,326.00	$60,861.00	$6.00
Parking	$266,700.00	$22,225.00	N/A

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Tenant shall pay to Landlord any shortfall in Additional Rent owing from any prior period upon the effectiveness of this Amendment in accordance with the Reconciliation Schedule.

5. Reallocation of Certain Responsibilities. Landlord and Tenant have agreed that, notwithstanding anything to the contrary in the Lease, the responsibility for coordinating certain services and the maintenance, repair and replacement of certain systems and equipment shall be allocated as set forth on Schedule 1 attached hereto.

(a) Tower 400 – Landlord Responsibility - Partial Building Expenses. Notwithstanding anything to the contrary in the Lease, Tenant shall reimburse Landlord for 100% of the costs of maintaining, repairing and replacing the items identified on Schedule 1 as “Tower 400 - Landlord Responsibility (otherwise known as ‘Partial Building Expenses’)” (collectively, “Partial Building Expenses”) as Additional Rent, which Partial Building Expenses shall be estimated in good faith by Landlord from time to time, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as determined by Landlord and also when the actual Partial Building Expenses for any period are determined. After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days after demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Partial Building Expenses for the preceding calendar year and access to Landlord’s books and records with respect thereto in the event of an audit as provided in Section 4.7 of the Lease.

(b) Tower 400 – Tenant Responsibility – Paid Directly by Tenant to Vendors/Suppliers. Notwithstanding anything to the contrary in the Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of the items identified on Schedule 1 as “Tower 400 – Tenant Responsibility – Paid Directly by Tenant to Vendors/Suppliers,” with any maintenance, repairs and replacements conducted in accordance with Section 7.4 of the Lease. Tenant shall pay the costs of any such items directly to the applicable vendors and/or suppliers.

(c) Tower 400 - Tenant Responsibility – Tenant to Request Work Orders From Landlord and Landlord to Bill Tenant. Notwithstanding anything to the contrary in the Lease, Tenant shall be solely responsible for the items identified on Schedule 1 as “Tenant Responsibility – Tenant to Request Work Orders From Landlord and Landlord to Bill Tenant,” but Landlord shall maintain and repair such items in response to work orders issued by Tenant, and Tenant shall pay Landlord for the costs of such maintenance and repairs within 15 days after Landlord issues an invoice~~s~~ therefor (such invoices to be issued from time to time as determined by Landlord and may include prepayments for materials and equipment that need to be ordered).

(d) Operating Costs. Landlord and Tenant acknowledge that some of the expenses designated as “Partial Building Expenses” would otherwise constitute “Operating Costs” that would be aggregated with corresponding expenses for Tower 500 and the Connecting Area, and for which Tenant and other tenants of the Building would otherwise be responsible for their respective Building Shares. Notwithstanding anything to the contrary in this Amendment and/or the Lease, the calculation of Operating Costs shall exclude: (i) Partial Building Expenses (and the corresponding expenses for Tower 500 and the Connecting Area, excluding the fitness center and Food Service Area), and (ii) the costs of providing Tower 500 lobby security guard(s) and janitorial services for the Common Areas of Tower 500 (excluding the fitness center and Food Service Area).

Except as specifically noted in this Amendment, the allocation of responsibility for services and maintenance, repairs and replacements shall be as set forth in the Lease.

6. Future Closure of Amenity Space. Notwithstanding anything to the contrary in the Lease and/or this Amendment, in the event that the fitness center and/or Food Service Area is closed for a period of more than fifteen (15) consecutive Business Days, the portion of the Base Rent attributable to the Leasable Square Footage of such amenity space shall be abated commencing on the next following Business Day and continuing through the duration of the closure.

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7. Section 10.1 (Damage From Casualty). Section 10.1(a) of the Lease hereby deleted in its entirety and the following is substituted in place thereof:

(a) If any portion of the Premises or the Building affecting Tenant’s use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within sixty (60) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work with respect to the damage to the Premises and other portions of the Building affecting Tenant’s use of the Premises which is the responsibility of Landlord as provided below. If Landlord reasonably estimates that either (i) Tenant will not be able to occupy more than 50% of the Premises at any time during the nine months after the commencement of the Restoration Period or (ii) the Restoration Period will be longer than one year (or if less than one year, longer than the remaining Lease Term), then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within fifteen (15) Business Days after Landlord gives Tenant written notice of such estimate. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises. If (i) Landlord reasonably estimates that the Restoration Period will be one year or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than one year but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, with reasonable dispatch, repair or rebuild so much of the Premises (and those portions of the Building affecting Tenant’s use of the Premises, as applicable) as were originally constructed by Landlord (but excluding Tenant’s Alterations (as defined below)) to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore the following (collectively, “Tenant’s Alterations”) (A) Tenant’s Work, (B) any other alterations made pursuant to Section 7.5 (whether performed by Landlord or Tenant) and (C) so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property (but only to the extent of the proceeds of insurance carried or required by this Lease to be carried by Tenant). Landlord shall have no obligation to insure Tenant’s Alterations and/or any fixtures or personal property of Tenant. Tenant shall, at its sole cost and expense, insure such fixtures and personal property and the value of Tenant’s Alterations.”

8. Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

9. Multiple Counterparts; Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment. This Amendment may be electronically signed and the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:

400 DISCOVERY PARK, LLC

By:	/s/ Robert A. Schlager
Name:	Robert A. Schlager
Title:	Vice President

TENANT:

FOG PHARMACEUTICALS, INC.

By:	/s/ Gregory L. Verdine
Name:	Gregory L. Verdine
Title:	President & CEO

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Schedule 1

Allocation of Responsibility

Tower 400 - Landlord Responsibility (otherwise known as “Partial Building Expenses”):

•	Tower 400 HVAC:

•	Chiller

•	Cooling Tower

•	AHU

•	Boilers

•	Condenser Water Pumps

•	Chilled Water Pumps

•	Hot Water recovery pumps

•	Exhaust Fans

•	Tower 400 Water Treatment

•	Tower 400 Life Safety Generator

•	Tower 400 Elevators

•	Tower 400 BMS

•	Waste Removal, subject to the provisions of (i) Section 7.3 of the Lease with respect to Lab Areas (as defined therein) and (ii) Sections 5.3 and 5.4 of the Lease

•	Exterior window cleaning

Tower 400 - Tenant Responsibility – Paid Directly by Tenant to Vendors/Suppliers:

•	Tower 400 Cleaning – night and day, and consistent, at minimum, with the janitorial standards applied to Tower 500 from time to time

•	Tower 400 Lobby Security, consistent, at minimum, with the levels and hours of lobby security service applied to Tower 500 from time to time

•	Tower 400 Compressed air

•	Tower 400 Vacuum Pump

•	Tower 400 Standby generator

•	Tower 400 PH System

•	Tower 400 Nitrogen

•	Tower 400 Hazardous material removal

•	Tower 400 RODI

•	Tower 400 1 ductless split in cold room

•	Tower 400 Interior Pest control

•	Tower 400 Lighting Control and Wattstopper

Tower 400 - Tenant Responsibility – Tenant to Request Work Orders From Landlord Tenant and Landlord to Bill Tenant:

•	Tower 400 HVAC:

•	8-9 Ductless splits

•	Fan Powered Boxes

•	Lab hood exhaust fans

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